UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. -    )

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TETRA TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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E&P
SPECIAL MERITORIOUS AWARD FOR ENGINEERING INNOVATION
HOUSTON CHRONICLE
100
TIME TO REBUILD
TETRA

Celebrating
40 YEARS

TETRA

Notice of Annual Meeting of Stockholders and Proxy Statement 2020 TETRA

Notice of 2022 Annual Meeting of Stockholders

To our Stockholders:

The Annual Meeting of Stockholders of TETRA Technologies, Inc. (“TETRA” or the “Company”) will be held as follows: *

When: Tuesday, May 24, 2022, at 11:00 a.m. local time	Where: TETRA Technologies, Inc. Corporate Headquarters 24955 Interstate 45 North The Woodlands, Texas 77380

At the annual meeting, you will be asked to consider and take action on the following:

1.	Election of seven directors to serve on the Board for one-year terms ending at the 2023 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;
2.	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	Advisory vote to approve executive compensation; and
4.	Vote on a stockholder proposal entitled, “Proposal 4 – Simple Majority Vote,” if properly presented at the Annual Meeting.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the Annual Meeting or any adjournments.

Only stockholders of record at the close of business on March 28, 2022 will be entitled to notice of and to vote at the Annual Meeting.

Your vote is important!

Please promptly vote your shares by telephone, the internet, or, if the proxy statement was mailed to you, by marking, signing, dating, and returning the enclosed proxy card as soon as possible, regardless of whether you plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted.

By Order of the Board Of Directors

Kimberly M. O'Brien Corporate Secretary

April 11, 2022

The Woodlands, Texas

*

We intend to hold our annual meeting in person.  However, due to the uncertainties surrounding the impact of the coronavirus (COVID-19), it may not be possible or advisable to hold our annual meeting in person and we are planning for the possibility that the annual meeting may be delayed or held by means of remote communication.  If we decide to take either such step, we will announce the decision to do so in advance of the annual meeting. If we elect to hold our annual meeting by remote communication, details on how to participate will be issued by press release, posted on our website at http://ir.tetratec.com/events-and-webcasts and filed with the U.S. Securities and Exchange Commission as additional proxy material.

PROXY STATEMENT

Table of Contents

Proxy Statement Summary	1	Compensation Discussion & Analysis (“CD&A)	40
		Company Operations and Performance	40
Proposal No. 1: Election of Directors	5	Positive 2021 Say-on-Pay Vote Outcome
Board Leadership Transition	5	and Engagement with Our Stockholders	41
Board Recommendation	5	Overall Compensation Structure	41
Vote Required	5	Alignment of Pay with Stock Price Performance	41
Nominees for Director	6	Key Compensation Practices and Policies	43
		Compensation Philosophy and Objectives	43
Proposal No. 2: Ratification of Selection		Roles and Processes	45
Independent Registered Public Accounting Firm	12	Compensation Elements	47
Independence of our Independent Auditor	12	Retirement, Health, and Welfare Benefits	55
Audit Partner Rotation	12	Perquisites	56
Considerations Regarding Appointment	12	Clawback Policy	56
Board Recommendation	12	Severance Plan and Termination Payments	56
Vote Required	13	Employment Agreements	56
		Double Trigger Change of Control Agreements	57
Proposal No. 3: Advisory Vote to Approve		Indemnification Agreements	57
Executive Compensation	14	Stock Ownership Guidelines	57
Board Recommendation	15	Tax and Accounting Implications of Executive
Vote Required	15	Compensation	57

Proposal No. 4: Stockholder Proposal	16	Compensation Committee Report	58
Background of the Proposal	16
Proposal 4 – Simple Majority Vote	16	Compensation of Executive Officers	59
Board Recommendation	16	Summary Compensation Table	59
Vote Required	17	Grants of Plan Based Awards	60
		Outstanding Equity Awards at Fiscal Year End	61
Corporate Governance	18	Option Exercises and Stock Vested	62
Corporate Governance Guidelines	18	Nonqualified Deferred Compensation	62
Majority Vote Policy	18	Potential Payments upon Termination or Change
Corporate Governance Documents	18	of Control	63
Director Independence and Transactions		CEO Pay Ratio	65
Considered in Independence Determinations	19
Board Leadership Structure; Separation of Positions		Compensation Risk	67
of Chairman and Chief Executive Officer	20
Board Oversight of TETRA	20	Director Compensation	68
Stockholder Engagement	23
Sustainability	24	Beneficial Stock Ownership of Certain
Stock Ownership Guidelines	24	Stockholders and Management	70
Board Committee and Meetings	25	Proposals of Stockholders	71
Board and Committee Succession Planning	28	Additional Financial Information	71
Director Nominations by the Nominating,		Other Matters	71
Governance and Sustainability Committee	28
Director Tenure	29	General Information About the Meeting & Voting	72
Director Orientation and Continuing Education	30	Internet and Electronic Availability of Proxy Materials	72
Board and Committee Self-Evaluation Process	30	General Voting Instructions	72
Executive Sessions of the Board of Directors	31	Voting Rules	73
Communications with Directors	31	Householding of Annual Meeting Materials	75
Director Nominations Submitted by Stockholders	31
Executive Succession Planning	32	Appendix A – Information Regarding Non-GAAP
Insider Trading Policy	32	Financial Measures	77
Certain Transactions	32
Equity Compensation Plan Information	32
Non-Stockholder Approved Plans	33

Audit Committee Report	35
Fees Paid to Principal Accounting Firm	37
Audit Committee Preapproval Policies and Procedures	37
Executive Officers	38

Proxy Statement Summary

PROXY STATEMENT SUMMARY

This summary provides an overview of selected information contained elsewhere in the Proxy Statement and does not contain all the information you should consider.  You should refer to the remainder of the Proxy Statement for more information about us and the proposals you are being asked to consider.

Annual Meeting of Stockholders

Date & Time Tuesday, May 24, 2022 11:00 a.m. local time	Location 24955 Interstate 45 North The Woodlands, TX 77380	Record Date Monday, March 28, 2022

Voting Matters

Stockholders will be asked to vote on the following matters at the Annual Meeting:

		Board Recommendation	Page Reference
Management Proposals
1 -	Election of Directors	Vote FOR each director nominee	5
2 -	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm	Vote FOR	12
3 -	Advisory vote to approve executive compensation	Vote FOR	14

Stockholder Proposal
4 -	To vote on a stockholder proposal regarding simple majority vote, if properly presented	No Recommendation	16

Snapshot of 2022 Director Nominees

Our director nominees exhibit an effective mix of diversity, experience and perspective.  The following chart summarizes the independence, tenure and diversity of our director nominees.

Independence	Tenure	Diversity

Board Leadership Transition

William D. Sullivan, the current Chairman of our Board of Directors, will retire from the board upon the expiration of his term at the upcoming Annual Meeting. Our board determined that John F. Glick, currently the Chairman of the Nominating, Governance and Sustainability Committee, would succeed Mr. Sullivan as Chairman of our Board of Directors and Gina A. Luna would succeed Mr. Glick as Chairman of the Nominating, Governance and Sustainability Committee immediately following the Annual Meeting.

2022 Proxy Statement	TETRA Technologies, Inc. I 1

PROXY STATEMENT SUMMARY

	Tenure (years)	Independent	Committee Memberships			Public Directorships
			Audit	HCMCC	NGSC
Mark E. Baldwin	8	✓	C			3
Thomas R. Bates, Jr.	10	✓		C		3
John F. Glick	8	✓		•	C	2
Gina A. Luna	3	✓	•		•	2
Brady M. Murphy	3					1
Sharon B. McGee	<1	✓		•	•	1
Shawn D. Williams	1	✓	•	•		2
HCMCC = Human Capital Management and Compensation Committee						C = Chair
NGSC = Nominating, Governance and Sustainability Committee						● = Member

Corporate Governance Highlights

We continuously monitor developments and best practices in corporate governance and enhance our practices as warranted and based on stockholder feedback.  Our practices include policies and structures that we believe are sound and effective corporate governance practices, including:

●	Majority vote policy in the election of directors
●	Annual election of all directors
●	Separation of Chairman of the Board and Chief Executive Officer positions
●	Regular meetings of our non-employee independent directors
●	Thoughtful Board Evaluation Process

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Proxy Statement Summary

●	Director and Executive Succession Planning
●	Formal Onboarding Program for New Directors
●	Rigorous stock ownership guidelines applicable to directors and executive officers
●	A prohibition against directors, executive officers and employees holding our securities in margin accounts or pledging our securities, absent company approval
●	A prohibition against directors, executive officers and employees engaging in certain hedging transactions with respect to our securities
●	Executive Officer change in control benefits that are subject to “double trigger”
●	An independent compensation consultant hired by and reporting to the Human Capital Management and Compensation Committee
●	Compensation clawback policy that provides us with a mechanism to recover incentive compensation paid to our executive officers in certain circumstances
●	Human Rights Standards

Executive Compensation Highlights

Below is a list of our 2021 Named Executive Officers, or “NEOs,” and select 2021 compensation highlights. Our executive compensation program reflects a fundamental belief that compensation should be competitive with the broad market in which we compete for executive talent, and commensurate with the performance of the individual executives and the Company. During 2021, we increased the portion of total target direct compensation that is performance-based for our Chief Executive Officer, Mr. Murphy, and our Chief Financial Officer, Mr. Serrano, further strengthening the alignment of their compensation with the long-term interests of our stockholders. For additional information on the 2021 compensation of our NEOs, please refer to the Compensation Discussion and Analysis (“CD&A”), beginning on page 40.

	Change in Annual Base Salary (2020 to 2021)	Change in Target Annual Bonus (2020 to 2021)	Percentage of 2021 Total Target Direct Compensation that is Variable or Performance-Based
Brady M. Murphy President & CEO	-10%	+25%	84%
Elijio V. Serrano Sr. VP & CFO	-10%	+25%	78%
Matthew J. Sanderson Sr. VP	No change	No change	68%
Timothy C. Moeller Sr. VP	+15%	+17%	64%
Jacek M. Mucha VP Finance & Treasurer	No change	No change	58%

2022 Proxy Statement	TETRA Technologies, Inc. I 3

PROXY STATEMENT SUMMARY

4 I TETRA Technologies, Inc.	2022 Proxy Statement

Proxy Statement Summary

Business Highlights

●

Strong revenue growth and growing demand for our Completion Fluids & Products despite double-digit inflation across most of our raw materials, energy prices for our plants, and global supply chain disruptions

●	Market share gains in our Water & Flowback Services business segment due to our differentiating technologies, digitizing operations, and integrated water management solution
●	Completed the divestiture of our interests and related assets in CSI Compressco LP for $30.7 million, significantly simplifying our business model
●	Continued progress on our low carbon initiatives to leverage our chemistry expertise and resources around carbon capture and energy storage, further demonstrating our commitment to ESG initiatives
●	Strong culture of QHS&E drives product and service delivery
●	Refocused business model, making the Company more resilient with a leaner and asset light structure and a more focused portfolio of products and services
●	Uniquely positioned for the resurgence in oil and gas activity and the opportunities to participate in a meaningful way in the coming years in the exciting energy-transition market

Financial Results – Delivered on our Commitments to Stockholders

In 2021, TETRA drove improvements in key financial metrics by:

●	Increasing revenue by 3% to $388 million
●	Improving adjusted EBITDA* to $50 million
●	Continuing to achieve positive free cash flow* of $9.3 million
●	Significantly reducing net debt* outstanding by $12 million to $120 million
●	Outperforming our industry peers, delivering indexed total stockholder returns (TSR) nearly triple the Oilfield Service Index (OSX)
*

adjusted EBITDA, free cash flow, and net debt are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see Appendix A – Information Regarding Non-GAAP Financial Measures - for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures

INDEXED TSR as of 12/31/2021
Philadelphia Oilfield Service Index (OSX)
Compensation Peer Group Median
TETRA Technologies, Inc.
$29
$19
$57
$65
$46
$164
$119
$133
$321
5-Year
100th percentile vs. our Compensation Peers
3-Year
94th percentile vs. our Compensation Peers
1-Year
100th percentile vs. our Compensation Peers

2022 Proxy Statement	TETRA Technologies, Inc. I 5

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

PROPOSALS

Proposal No. 1 — Election of Directors

The Board recommends a vote FOR the election of each nominee

Board Leadership Transition

William D. Sullivan, the current Chairman of our Board of Directors, will retire from the board upon the expiration of his term at the upcoming Annual Meeting, and therefore, has not been nominated for reelection. Mr. Williams was appointed to the Board of Directors in 2021 consistent with a Cooperation Agreement, dated as of March 24, 2021, by and among the Company, Bradley L. Radoff and The Radoff Family Foundation.

Our board determined that John F. Glick, currently the Chairman of the Nominating, Governance and Sustainability Committee, would succeed Mr. Sullivan as Chairman of our Board of Directors and Gina A. Luna would succeed Mr. Glick as Chairman of the Nominating, Governance and Sustainability Committee immediately following the Annual Meeting.  Also, immediately following the Annual Meeting, the Board of Directors expects to set the size of the board at seven directors. Proxies solicited hereby cannot be voted for a greater number of persons than the nominees for director set forth below.

Board Recommendation

Our Board of Directors believes that each director nominee for election at the Annual Meeting is highly qualified.  The director nominees’ biographies (below) describe the specific experience, qualifications, attributes, and skills that have been considered by the Nominating, Governance and Sustainability Committee and contributed to such individuals’ being nominated for our Board of Directors.  As their biographies indicate, all the director nominees possess significant leadership and professional experience, knowledge, including energy industry knowledge, and skills that qualify them for service on our board.  Each director, other than Mr. Murphy, our President and Chief Executive Officer, satisfies the independence requirements under the listing standards of the New York Stock Exchange (“NYSE”).  All directors satisfy the criteria stated in our Corporate Governance Guidelines and possess the personal characteristics essential for the proper and effective functioning of our board.

The terms of office of each of the eight current directors will expire at the time of the Annual Meeting. The Nominating, Governance and Sustainability Committee of the Board of Directors has recommended, and the Board of Directors has nominated and urges you to vote “FOR”, the election of the seven persons listed below who have been nominated to serve one-year terms as directors.  Each of the nominees has consented to be named in this Proxy Statement and to serve as a director, if elected.

Vote Required

A plurality vote is required for the election of directors in Proposal No. 1. This means that, if a quorum is present at the Annual Meeting, the seven nominees receiving the greatest numbers of “FOR” votes will be elected to serve as directors. Please see the "General Information About the Meeting and Voting" section in this Proxy Statement for additional information.

It is intended that the proxies solicited hereby will be voted “FOR” the election of such nominees, unless the authority to do so has been withheld by you. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will enable the proxy holder to vote for a substitute nominee of the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee will be required.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Majority Vote Policy: Our Corporate Governance Guidelines provide that in an uncontested election (that is, an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes WITHHELD for his or her election than votes FOR such election shall, following certification of the stockholder vote, unless such nominee has previously submitted an irrevocable resignation in accordance with the majority vote policy, promptly tender his or her resignation to the Chairman of the Board of Directors. The Nominating, Governance and Sustainability Committee is required to recommend to the Board of Directors whether such tendered resignation should be accepted or rejected. The Board of Directors will then determine whether to accept or reject the tendered resignation. Following the Board of Director’s decision on the Nominating, Governance and Sustainability Committee’s recommendation, we will promptly disclose the Board of Director’s decision and decision- making process regarding a tendered resignation in a document filed with the Securities and Exchange Commission (the “SEC”). Each of the director nominees has previously submitted an irrevocable resignation letter. Please read our Corporate Governance Guidelines posted in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com for more information regarding our majority vote policy.

Nominees for Director

The nominees for election as directors are as follows:

Name	Age	Position with Us	Tenure (years)	Public Directorships
Mark E. Baldwin	68	Independent Director	8	3
Thomas R. Bates, Jr.	72	Independent Director	10	3
John F. Glick	69	Independent Director	8	2
Gina A. Luna	48	Independent Director	3	2
Sharon B. McGee	57	Independent Director	˂1	1
Brady M. Murphy	62	Director, President and CEO	3	1
Shawn D. Williams	59	Independent Director	1	2

See “Beneficial Stock Ownership of Certain Stockholders and Management” on page 69 for information regarding the number of shares of our common stock owned by each nominee.

Mark E. Baldwin
• Age 68 • Independent Director since 2014 Board Committees • Audit Committee (Chairman)

Key Attributes/Skills/Expertise.

Mr. Baldwin, through his experience in executive financial positions with public companies, brings significant knowledge of accounting, capital structures, finance and financial reporting, risk management, strategic planning, and forecasting and provides the board and audit committee important perspective on our financial reporting and governance obligations.  Mr. Baldwin has extensive knowledge of the energy industry and his financial management and operations experience provides a significant contribution to our Board of Director’s mix of backgrounds and skills.

Mr. Baldwin has served as a member of our Board of Directors since January 2014 and as Chairman of our Audit Committee since May 2014. Mr. Baldwin served as the executive vice president and chief financial officer of Dresser-Rand Group, Inc., a public company subject to the reporting requirements of the Securities Exchange Act of 1934 (a "Public Company "), from August 2007 until his retirement in May 2013. Prior to joining Dresser-Rand, he served as the executive vice president, chief financial officer, and treasurer of Veritas DGC Inc., a Public Company, from August 2004 through February 2007, and operating partner at First Reserve Corporation from April 2003 through July 2004. Mr. Baldwin served as executive vice president and chief financial officer for NextiraOne from October 2001 through August 2002, and as chairman of the board and chief executive officer for Pentacon Inc. from 1997 through 2001. From 1980 through 1997, Mr. Baldwin served in a variety of finance and operations positions with Keystone International Inc., including treasurer, chief financial officer, and president of the Industrial Valves

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

and Controls Group. Mr. Baldwin currently serves as a director and as a member of the audit committee of KBR, Inc. and as a director and as a member of the audit committee of Nine Energy Service, Inc., both of which are Public Companies. He previously served as a director of Seahawk Drilling Inc. from August 2009 until February 2011. Mr. Baldwin has a B.S. in Mechanical Engineering from Duke University and an MBA from Tulane University.

Thomas R. Bates, Jr., Ph.D.
• Age 72 • Independent Director since 2011 Board Committees • Human Capital Management and Compensation Committee (Chairman)

Key Attributes/Skills/Expertise.

Dr. Bates has over 40 years of experience in the international oil and gas services industry, both in management positions with operational responsibilities and as a director. Through his leadership roles, Dr. Bates has gained significant management development, executive compensation, and succession planning experience. Dr. Bates’ experience serving as a director of other public companies provides cross-board experience and perspective, and his past management of a private equity firm provides valuable entrepreneurial and capital markets insight.

Dr. Bates served as a member of our Board of Directors since November 2011, as Chairman of our Human Capital Management and Compensation Committee since May 2014, and as a member of that committee since May 2012. Dr. Bates is a private investor and currently an adjunct professor in the Finance Department at Texas Christian University where he teaches in the MBA program at the Neeley School of Business and serves on the board of the Ralph Lowe Energy Institute. Dr. Bates joined Lime Rock Management LP, an energy-focused private equity firm, as a managing director in 2001 and became a senior advisor of the firm in 2010 before retiring in 2013. Dr. Bates had 25 years of experience in oil service management and operations before joining Lime Rock. He served from 1998 through 2000 as president of the Discovery Group of Baker Hughes and was responsible for the integration of Western Atlas into Baker Hughes. Earlier, he served as president and chief executive officer of Weatherford Enterra. Previously, Dr. Bates spent 15 years with Schlumberger in both domestic and international locations and was responsible for the Anadrill business unit when early MWD and LWD tools were commercialized. Dr. Bates began his career with Shell Oil Company, where he conducted drilling research. Dr. Bates has been a personal investor and/or a corporate investor in more than a dozen oil service technology startups.  Dr. Bates also serves on the board of directors and as chairman of the compensation and leadership development committee and member of the audit committee of SSR Mining, Inc., a Canadian publicly traded company, and as chairman of the board of directors and a member of the audit committee of Vantage Drilling International, a public company that trades on the OTC. Dr. Bates previously served on the boards of Independence Contract Drilling, Inc. from August, 2014 through June, 2020, Weatherford International, plc from December 2019 until June 2020, and Tidewater Inc. from July 2017 to October 2019.  Dr. Bates is a graduate of the University of Michigan with a Ph.D. in Mechanical Engineering.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

John F. Glick
• Age 69 • Independent Director since 2014 Board Committees • Nominating, Governance and Sustainability Committee (Chairman) • Human Capital Management and Compensation Committee

Key Attributes/Skills/Expertise.

Mr. Glick brings extensive energy industry, management, and oversight experience, having served in executive management positions with various public energy services and manufacturing companies. Mr. Glick’s broad experience in manufacturing and servicing a variety of oilfield drilling and completion products, both domestically and internationally, provides valuable insight to our Board of Directors from an operational and strategic planning perspective.

Mr. Glick has served as a member of our Board of Directors since January 2014, as Chairman of our Nominating, Governance and Sustainability Committee since May 2015 and has been a member of that committee and our Human Capital Management and Compensation Committee since May 2014. Mr. Glick served as the chief executive officer and a director of Lufkin Industries, Inc., a Public Company, from March 2008 until his retirement in July 2013 and served as Lufkin’s president and a director since August 2007. During his tenure, Mr. Glick oversaw the growth of Lufkin and, ultimately, the sale of the company to General Electric in July 2013. From September 1994 through August 2007, Mr. Glick served as the vice president and general manager of Lufkin’s Power Transmission Division. He served as vice president and general manager of Lufkin’s Oilfield Division from August 2007 through August 2008. Prior to joining Lufkin, from 1974 through 1994, Mr. Glick held several senior management level positions with Cameron Iron Works, Inc. Mr. Glick currently serves as the non-executive chairman of the board of directors, chairman of the nominating and governance committee, and an ex-officio member of the audit and remuneration committees of Hunting PLC, a public company traded on the London Stock Exchange and also serves as the Treasurer of CHI St. Luke's Health and sits on its executive committee. Mr. Glick previously served on the board of Weatherford International plc from December 2019 until June 2020. Mr. Glick received a B.S. in Journalism from the University of Kansas and graduated from the Harvard Graduate School of Business Program for Management Development.

Gina A. Luna
• Age 48 • Director since 2018 Board Committees • Audit Committee • Nominating, Governance and Sustainability Committee

Key Attributes/Skills/Expertise.

Ms. Luna brings excellent insights and more than 20 years of international and domestic investment and commercial banking, marketing and executive management experience across multiple industries to our board.  Ms. Luna’s banking background and extensive financial expertise, in particular, provides a significant contribution to our Board of Director’s mix of backgrounds, experiences, and skills.

Ms. Luna has served as a member of our Board of Directors since July 2018 and currently serves on our Audit Committee and our Nominating, Governance and Sustainability Committee. Ms. Luna has served as a managing partner of GP Capital Partners since November 2020 and served as the chief executive officer of Luna Strategies, LLC, an independent consulting firm, from November 2016 to September 2021. Prior to that, Ms. Luna served at JPMorgan Chase and Co. for 21 years, holding several senior management level positions, most recently as managing director, Chase Commercial Banking, from 2009 to November 2016, as chief marketing officer, Chase

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Commercial Banking, from 2005 to 2009, and as chief operating officer, Commercial and Investment Banking, South Region, from 2000 to 2005. Ms. Luna has also served on the board of directors and as a member of the audit committee of Roku, Inc., a Public Company, since December 7, 2020.  Ms. Luna received a Bachelor of Science in Business Administration, with majors in finance and management, from Texas A&M University and earned an NACD Directorship Certification through the NACD Directorship Certification program. NACD Directorship Certified directors establish themselves as committed to continuing education on emerging issues and to helping to elevate the profession of directorship.

Brady M. Murphy
• Age 62 • President and Chief Executive Officer • Director Since 2018 (not Independent) Board Committees • No Committee Memberships

Key Attributes/Skills/Expertise.

Mr. Murphy has more than 35 years of global operations, engineering, manufacturing and business development experience in a variety of areas within the energy industry, including deepwater, mature fields and unconventional assets.  Mr. Murphy’s service as our President and Chief Executive Officer and his prior service as our Chief Operating Officer provides our Board of Directors with an in-depth source of knowledge regarding our operations, customers, competitors, markets in which we operate, business strategy, safety leadership, executive management team, and the effectiveness of our compensation programs.

Mr. Murphy has served as our President and Chief Executive Officer since May 2019, as our President and Chief Operating Officer from February 2018 until his promotion to Chief Executive Officer in May 2019, and as a director since December 2018. From May 2019 to January 2021, Mr. Murphy also served as President and chairman of the board of directors of CSI Compressco GP LLC, the general partner of CSI Compressco LP, formerly one of our consolidated subsidiaries and a publicly traded limited partnership. Mr. Murphy served as a director of CSI Compressco GP LLC from February 2018 to January 2021.  Prior to joining TETRA, Mr. Murphy served as chief executive officer of Paradigm Group B.V., a private company focused on strategic technologies for the upstream energy industry, from January 2016 until February 2018. Mr. Murphy previously served at Halliburton Company and its affiliated companies for 26 years and held numerous international and North America positions, most recently as senior vice president - global business development and marketing from 2012 to December 2015, as senior vice president - business development Eastern Hemisphere from 2011 to 2012, and as senior vice president - Europe/Sub–Saharan Africa region from 2008 to 2011. Earlier in his career, from 1981 until 1989, Mr. Murphy held several positions with increasing responsibility at Gerhart Industries. Mr. Murphy received his B.S. degree in Chemical Engineering from Pennsylvania State University and is an alumnus of Harvard Business School’s Advanced Management Program.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Sharon B. McGee
• Age 57 • Independent Director since February 2022 Board Committees • Nominating, Governance and Sustainability Committee • Human Capital Management and Compensation Committee

Key Attributes/Skills/Qualifications.

Ms. McGee is an accomplished global specialty chemicals executive with a broad range of experience from global business management to responsibilities over corporate development, sales and marketing, supply chain and logistics, manufacturing operations, R&D and innovation, investor relations, sustainability and governance. Her expertise provides valuable insight to our Board of Directors regarding our aqueous chemistry solutions and low carbon energy initiatives.

Ms. McGee has served as a member of our Board of Directors and as a member of our Nominating, Governance and Sustainability Committee and our Human Capital Management and Compensation Committee since February 2022. Ms. McGee founded SDBM Executive and Strategic Advisory, LLC (“SDBM”) in May, 2021, an independent advisory service to the new energy, chemicals, materials, mining, and oil and gas industries. Through SDBM, and prior to her appointment, Ms. McGee served as a consultant to the Company from August 11, 2021 to December 31, 2021. Prior to that, Ms. McGee served at Albemarle Corporation for 33 years, holding several senior management level positions, most recently as Vice President, Investor Relations & Corporate Development from 2016 through January, 2021, Vice President, Asia Pacific Region and Global Fire Safety Sales from 2014-2016, Vice President, Sales – Americas from 2013-2014, Division Vice President, Performance Chemicals from 2008-2013, and Global Business Director, Industrial Bromides from 2005-2008. Albemarle is one of the largest global producers of lithium and lithium derivatives, and bromine and bromine derivatives, of which Ms. McGee participated in many of those strategic discussions.  Ms. McGee earned an Executive MBA Certificate from Louisiana State University and MS and BS degrees in Chemical Engineering from the University of Arkansas.

Shawn D. Williams
• Age 59 • Independent Director since 2021 Board Committees • Audit Committee • Human Capital Management and Compensation Committee

Key Attributes/Skills/Expertise.

Mr. Williams’ extensive experience in the plastics and specialty chemicals industry, his service in senior executive leadership positions with both financial sponsored and strategic owned global enterprises, and experience with strategic talent development and succession planning provides a significant contribution to our Board of Director’s mix of backgrounds and skills.

Mr. Williams has served as a member of our Board of Directors since March 2021 and as a member of our Audit Committee and Human Capital Management and Compensation Committee since April 2021.  Most recently, Mr. Williams served as the Chief Executive Officer of Nexeo Plastics Holdings, Inc., a global plastics distributor, from April 2019 until June of 2020 and from September 2012 to March of 2019 as Executive Vice President of Nexeo Solutions, Inc. Mr. Williams has been retired since June 2020. Prior to joining Nexeo Solutions, from 2007 to 2012 Mr. Williams served as President of Momentive Global Sealants, a global specialty sealants business, and President of Momentive Performance Materials, a silicone specialty materials business. Earlier in his career, Mr. Williams spent 22 years serving in industrial and material business leadership roles at General Electric Company

2022 Proxy Statement	TETRA Technologies, Inc. I 11

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

and led businesses globally in the Americas, Europe, and Asia across a broad sector of markets. Since January 1, 2022, Mr. Williams has served as the executive chairman of the board of managers of Covia Holdings, LLC, a provider of minerals-based solutions serving the industrial and energy markets, has served as a member of its audit committee and compensation committee since December 2020, and served as chairman of the board of managers from December 2020 to December 2021. Mr. Williams has also served on the board of directors of Kirby Corporation, a Public Company, since July 2021.  Mr. Williams earned his M.B.A. from the Haas School of Business at the University of California, Berkeley, and a B.S. in electrical engineering from Purdue University.

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PROPOSAL NO. 2 – Ratification of Selection of Independent Registered Public Accounting Firm

Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm

The Board recommends a vote FOR this Proposal

Proposal No. 2 requests stockholder approval of the Audit Committee’s selection of the firm of Grant Thornton LLP (“GT”) as our independent registered public accounting firm, or “independent auditors”, for the year ending December 31, 2022.

Independence of our Independent Auditor

The Audit Committee evaluates the selection of the independent auditors each year and has selected GT for the current year.  GT has served as our independent auditors since June 2020. The Audit Committee concluded that many factors contribute to the continued support of GT’s independence, such as the oversight of the Public Company Accounting Oversight Board (“PCAOB”) through the establishment of audit, quality, ethics, and independence standards, in addition to conducting audit inspections, the mandating of reports on internal control over financial reporting, PCAOB requirements for audit partner rotation, and limitations imposed by regulation and by our Audit Committee on non-audit services provided by GT. The Audit Committee reviews and pre-approves all audit and non-audit services to be performed by GT as well as reviews and approves the fees charged by GT for such services. The Audit Committee pre-approved all audit and non-audit services performed by GT during the last two fiscal years. In its review and pre-approval of non-audit service fees, the Audit Committee considers, among other factors, the possible impact of the performance of such services on the auditors’ independence.  In addition, under the auditor independence rules, GT reviews its independence each year and delivers to the Audit Committee a letter addressing matters prescribed in those rules.  Please see the Audit Committee Report on page 35 for additional information regarding the Audit Committee’s evaluation of GT.

Audit Partner Rotation

In accordance with SEC rules, audit partners for independent registered public accounting firms are also subject to rotation requirements that limit the number of consecutive years an individual partner may serve in certain roles. For lead and concurring audit partners, the maximum is five consecutive years of service. We select the lead partner from our independent registered public accounting firm pursuant to this rotation policy following meetings with potential candidates and discussions between the Audit Committee and management.

Considerations Regarding Appointment

The Audit Committee considers, among other factors, the fact that we require global, standardized, and well-coordinated services, not only for audit purposes, but for other non-audit service items, including statutory audits and various regulatory certification items.  Some of these services are provided to us by multinational audit and accounting firms other than GT.  A change in our independent auditor may require us to replace one or more of these other multinational service providers and could significantly disrupt our business due to a loss of cumulative knowledge in such service providers’ areas of expertise.

Board Recommendation

The Board of Directors recommends that you vote “FOR” ratification and approval of the appointment of GT as our independent registered public accounting firm for the 2022 fiscal year, and proxies returned will be so voted unless contrary instructions are indicated thereon.

As a matter of good corporate governance, the Board of Directors submits the selection of the independent registered public accounting firm to our stockholders for ratification.  If our stockholders do not ratify the

2022 Proxy Statement	TETRA Technologies, Inc. I 13

PROPOSAL NO. 2 – Ratification of Selection of Independent Registered Public Accounting Firm

appointment, the Audit Committee may reconsider its selection of the firm as our independent registered public accounting firm for the year ending December 31, 2022, but the Audit Committee may also elect to retain the firm.  Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the committee determines that such change would be appropriate.  Representatives of GT are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the 2022 Annual Meeting. Please see the "General Information About the Meeting and Voting" section in this Proxy Statement for additional information.

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PROPOSAL NO. 3 – Advisory Vote to Approve Executive Compensation

Proposal No. 3 — Advisory Vote to Approve Executive Compensation

The Board recommends a vote FOR this Proposal

In Proposal No. 3, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers (collectively, the “Named Executive Officers” or “NEOs”) pursuant to Section 14A of the Exchange Act, as disclosed in this Proxy Statement in accordance with SEC rules.  While this vote is not binding on our Company, the results of the votes on this proposal will be carefully considered by the Board of Directors and the Human Capital Management and Compensation Committee (“HCMCC”) of our Board of Directors when making future executive compensation decisions. The next such vote will occur at the 2023 Annual Meeting of Stockholders.

As discussed in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, our compensation philosophy is designed to enable us to recruit and retain the highly qualified and competent executives that are crucial to our long-term success while ensuring that a significant portion of the compensation opportunities available to them are tied to performance; thus aligning their interests with the interests of our stockholders.

The following are some of the key topics discussed in greater detail in the CD&A and in other sections of this Proxy Statement, and stockholders are encouraged to read these other sections.

•	Every member of our HCMCC is independent, as independence is defined in the listing standards of the NYSE (page 26).
•	Our Executive Incentive Compensation Recoupment Policy provides a mechanism for us to recover all forms of incentive compensation paid to our executive officers in some circumstances (page 56).
•

Our HCMCC has established a thorough process for the review and approval of our compensation programs and practices and it has retained and directed an independent compensation consultant to assist in the discharge of its duties (page 46).

•	Our Board of Directors has adopted stock ownership guidelines that apply to our directors and executive officers (pages 24 and 57).
•	We employ our executive officers “at will” under employment agreements similar to those executed by all our employees (page 56).
•

Our insider trading policy prohibits transactions involving short sales, the buying and selling of puts, calls, or other derivative instruments, and certain forms of hedging or monetization transactions involving our securities (page 32).

•

On an annual basis, our HCMCC awards performance-based, long-term cash incentives to certain of our executive officers to supplement the long-term performance-based incentive and retention value provided by time-vesting equity awards.

•

A significant portion of our executive officers’ compensation is in the form of long-term incentive awards that are tied to the long-term performance of our stock and certain key measures that drive stockholder returns. The process by which the HCMCC determines the structure of these long-term incentive awards takes into account TETRA’s performance relative to our peers and internal budgeted expectations, market compensation and the need to retain executive talent over the long-term, and alignment with the experience of our long-term stockholders.

•

We believe that providing both short- and long-term incentive compensation awards also helps reduce risks to us or our stockholders that could arise from excessive focus on short-term performance (page 67).

2022 Proxy Statement	TETRA Technologies, Inc. I 15

PROPOSAL NO. 3 – Advisory Vote to Approve Executive Compensation

Our Board of Directors believes that our compensation program is effective in implementing our compensation philosophy and furthering our strategic goals and objectives. Pursuant to SEC rules, we are asking our stockholders to approve the compensation of our NEOs as disclosed in the CD&A (beginning on page 40), the compensation tables (beginning on page 59) and the narrative discussion following the compensation tables. This advisory stockholder vote, commonly known as “say-on-pay,” gives you as a stockholder the opportunity to approve or not approve our executive compensation program and policies through the following resolution:

“RESOLVED, that the stockholders of TETRA Technologies, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Company’s 2022 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure contained in this Proxy Statement.”

Board Recommendation

The Board of Directors recommends that you vote “FOR” approval of the named executive officer compensation as disclosed pursuant to the executive compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion as contained in this Proxy Statement. Proxies returned will be so voted unless contrary instructions are indicated thereon.

Vote Required

Approval of Proposal No. 3, on an advisory basis, requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the annual meeting of stockholders. Please see the "General Information About the Meeting and Voting" section in this Proxy Statement for additional information.

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Proposal No. 4 – Shareholder Proposal

Proposal No. 4 — Stockholder Proposal

The Board makes no recommendation regarding how stockholders should vote on this Proposal

Background of the Proposal

In accordance with SEC rules, we have set forth below a shareholder proposal and supporting statement from Kenneth Steiner of 14 Stoner Ave., 2M, Great Neck, NY 11021-2100, who has indicated he is the beneficial owner of at least 1,000 shares of our common stock since at least September 1, 2018 and intends for the following proposal to be presented at the 2022 Annual Meeting.  In accordance with Rule 14a-8(h) of the Exchange Act, the shareholder proposal is required to be voted on at the 2022 Annual Meeting only if properly presented by the shareholder proponent or his qualified representative at the meeting.  The text of the shareholder’s resolution and the statement that the shareholder furnished to us in support thereof appear below, exactly as submitted, and we are not responsible for inaccuracies or omissions therein.

Proposal 4 – Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.  If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.  This includes any existing supermajority vote requirement that result from default to state law and can be subject to elimination.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance.  Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School.  Supermajority requirements are used to block initiatives supported by most shareholders but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s.  The proponents of these proposals included Ray T. Chevedden and William Steiner.  The votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice.

Church & Dwight shareholders gave 99% support to a 2020 proposal on this same topic.  This proposal topic also won 99%-support at the 2021 ConocoPhillips annual meeting.

There should be urgency in reforming our outdated corporate governance given that our stock was at $12 in 2014.

Please vote yes:

Simple Majority Vote – Proposal 4

Board Recommendation

The Board of Directors is not recommending a vote for or against Proposal No. 4.  Rather, the Board of Directors is interested in the viewpoints of the Company’s stockholders and will evaluate the voting results on Proposal No. 4, together with additional stockholder input received in the course of our regular stockholder engagement program, in determining what actions it will take. Stockholders should note that this proposal is advisory in nature only and approval of this proposal would not, by itself, implement a majority voting standard as described in the proposal.

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Audit Committee Report

Our Board of Directors and our stockholders would need to take subsequent action to amend our Certificate of Incorporation and our Bylaws.

The Board of Directors takes no position and makes no recommendation on this proposal.  Proxies signed but where no voting instruction is indicated will be voted ABSTAIN.

Vote Required

Approval of Proposal No. 4, on an advisory basis, requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the annual meeting of stockholders. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the same effect as a vote against the proposal.  Broker non-votes will have no impact on this proposal if a quorum is present. Please see the "General Information About the Meeting and Voting" section in this Proxy Statement for additional information.

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Corporate Governance

INFORMATION ABOUT US

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that address applicable NYSE corporate governance listing requirements and various other corporate governance matters. The Board of Directors believes the Corporate Governance Guidelines assist in ensuring that:

•	the Board of Directors is independent from management;
•	the Board of Directors adequately performs its function as the overseer of management, and
•	the interests of management and the Board of Directors align with the interests of our stockholders.

Majority Vote Policy

Our Corporate Governance Guidelines provide for a majority vote principle in connection with the election of our directors. This means that in an uncontested election (that is, an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Chairman of the Board unless such nominee has previously submitted an irrevocable letter of resignation in accordance with our Corporate Governance Guidelines. The Corporate Governance Guidelines also provide that the Board of Directors may require, in order for any incumbent director to become a nominee for further service on the Board of Directors, that such incumbent director submit to the Board of Directors an irrevocable letter of resignation. The irrevocable letter of resignation is conditioned upon, and will not become effective until there has been (i) a failure by that nominee to receive more votes “for” his or her election than votes “withheld” from his or her election in any uncontested election of directors and (ii) acceptance of the resignation by the Board of Directors. In the event a director receives a greater number of votes “withheld” from his or her election than “for” his or her election, the Nominating, Governance and Sustainability Committee will make a recommendation to the Board of Directors regarding the action to be taken with respect to the tendered resignation. A director whose resignation is being considered will not participate in any committee or Board of Directors meetings where his or her resignation is being considered. The Board of Directors will consider the Nominating, Governance and Sustainability Committee’s recommendation and decide whether to accept the tendered resignation within 90 days following the certification of the stockholder vote, and the Board of Directors will promptly and publicly disclose its decision. Each of the nominees for election to the Board of Directors has submitted an irrevocable letter of resignation in accordance with our Corporate Governance Guidelines.

Corporate Governance Documents

The following governance documents are available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com and are also available upon written request addressed to Corporate Secretary, TETRA Technologies, Inc., 24955 Interstate 45 North, The Woodlands, Texas 77380:

•	Corporate Governance Guidelines which govern the qualifications and conduct of the Board of Directors.
•	Audit Committee Charter.
•	Human Capital Management and Compensation Committee Charter.
•	Nominating, Governance and Sustainability Committee Charter.

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Corporate Governance

•	Code of Business Conduct for directors, officers, and employees. The key principles of this code are honesty, loyalty, fairness, and accountability.
•

Code of Ethics for Senior Financial Officers.  The key principles of this code include acting legally and ethically, promoting honest business conduct, and providing timely and meaningful public disclosures to our stockholders.

•	Supplier Code of Business Conduct which provides guidance on our expectations from our suppliers, vendors, contractors, and others with whom we do business.
•	Anti-Corruption Policy which provides targeted guidance in the very important areas of anti-corruption and anti-bribery compliance.
•	Stock Ownership Guidelines for Directors and Executive Officers, which are designed to align the interests of our executive officers and directors with the interests of our stockholders.
•

Policy and Procedures for Receipt and Treatment of Complaints Related to Accounting and Compliance Matters (Whistleblower Policy), which provides for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, auditing matters, or possible violations of laws, rules, or regulations applicable to us and the confidential, anonymous submission of concerns regarding those matters.

•	Human Rights Standards which set forth our commitment to supporting international principles aimed at protecting and promoting universal human rights.

If any substantive amendments are made to the Code of Ethics for Senior Financial Officers, the nature of such amendment will be disclosed on our website. In addition, if a waiver from either the Code of Business Conduct or the Code of Ethics for Senior Financial Officers is granted to an executive officer, director, or principal accounting officer, the nature of such waiver will be disclosed on our website.

Director Independence and Transactions Considered in Independence Determinations

Director Independence. The NYSE listing standards and our Corporate Governance Guidelines require our Board of Directors to be comprised of at least a majority of independent directors. Our Board of Directors determines independence in accordance with the listing requirements of the NYSE, taking into consideration such facts and circumstances as it considers relevant. In order to assist the Board of Directors in making its determination of whether directors are independent, each director completed and delivered to us a questionnaire designed to solicit accurate and complete information that may be relevant in making such independence determinations. The Board of Directors, with the assistance of the Nominating, Governance and Sustainability Committee, reviewed summaries of responses to such questionnaires and such other information considered relevant with respect to the existence of any relationships between a director and us. All of the directors who serve as members of the Audit Committee, Human Capital Management and Compensation Committee and the Nominating, Governance and Sustainability Committee are independent as required by the NYSE corporate governance rules. Under these rules, Audit Committee members also satisfy the separate SEC independence requirements, and the Human Capital Management and Compensation Committee members satisfy the additional NYSE independence requirements.

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Corporate Governance

The Board of Directors has affirmatively determined that the following directors are independent:

Transactions Considered in Independence Determinations.  In making its independence determinations, our Board of Directors considered transactions that occurred between us and entities associated with the independent directors and their immediate family members.

Mr. Sullivan is a director of SM Energy Company.  SM Energy or its affiliates is a customer of TETRA, although Mr. Sullivan’s interest in these transactions was not considered to be material and therefore did not impact his independence. We have considered the foregoing and have concluded that these transactions and relationships did not disqualify Mr. Sullivan from being considered independent under the rules of the NYSE. Our Board of Directors has also determined that Mr. Sullivan does not have a material interest in these transactions and that he is independent.

Ms. McGee, through SDBM, provided consulting services to TETRA from August 11, 2021 to December 31, 2021 and earned $9,814 during the term of the agreement. We have considered the foregoing and have concluded that this relationship did not disqualify Ms. McGee from being considered independent under the rules of the NYSE.  In addition, with respect to Ms. McGee’s service on the HCMCC, our Board of Directors determined that the consulting fees received by Ms. McGee prior to her appointment did not impair her independence from management or ability to make independent executive compensation judgments and determined that she is independent for board and all committee purposes.

Based upon his ongoing employment with us, the Board of Directors has determined that Mr. Murphy is not independent.

Board Leadership Structure; Separation of Positions of Chairman and Chief Executive Officer

As set forth in our Corporate Governance Guidelines, we require the separation of the positions of Chairman of the Board and Chief Executive Officer. Our Board of Directors believes that the separation of these positions strengthens the independence of our Board of Directors and its ability to carry out its roles and responsibilities on behalf of our stockholders. Our Chief Executive Officer is responsible for setting the strategic direction for TETRA and provides the day-to-day leadership of its operations and performance, while our Chairman provides overall leadership to our Board of Directors in its oversight function. Our Chairman serves as the presiding director of executive sessions of the non-management and independent directors.

Board Oversight of TETRA

Our board is responsible for, and committed to, the oversight of the business of TETRA.  In carrying out this responsibility, our board advises senior management, which is, in turn, responsible for the operations of our Company and driving long term value creation for our stockholders.  Our board discusses and receives regular updates on a wide variety of matters affecting TETRA and the primary focus areas are business strategy, risk management, financial reporting and compliance, corporate governance and sustainability, CEO performance,

2022 Proxy Statement	TETRA Technologies, Inc. I 21

Corporate Governance

executive succession planning, and diversity and inclusion.  In many of these areas, significant responsibilities are delegated to the board’s committees, which are responsible for reporting to the board on their activities and actions. Please refer to “Board Role in Risk Oversight” for additional information on our committees.

Business Strategy

•	Our board takes an active role in overseeing senior management’s formulation and implementation of our strategic plans.
•

In addition to our annual, multi-day strategic planning board meeting, our board receives presentations covering company-wide, divisional, and regional strategy and discusses these matters throughout the year both during and outside of board meetings.

•

Our board’s oversight of risk management enhances our directors’ abilities to provide insight and feedback to senior management and, if necessary, challenge senior management on our risks associated with our strategic direction.

•

Our Chairman of the board helps facilitate our board’s oversight of strategy by ensuring that the directors receive adequate information about strategy and by discussing strategy with independent directors at executive sessions.

Board Role in Risk Oversight

It is our management’s responsibility to manage risks and to bring to the Board of Directors’ attention any aspects of our business or operations that may give rise to a material level of risk.  Our Chief Executive Officer has ultimate responsibility for management of our business, including enterprise level risks and the risk management program and processes, and brings members of management from various business or administrative areas into meetings of the Board of Directors from time to time to make presentations and to provide insight to the board, including insight into areas of potential risk. Such risks include competition risks, industry risks, economic risks, credit and liquidity risks, risks from operations, risks posed by significant litigation and regulatory matters, cyber security risks, risks related to our compensation program and employee retention, and risks related to acquisitions and dispositions. The Board of Directors, either directly or through its committees, reviews with our management policies, strategic initiatives, and other actions designed to mitigate various types of risk.

Board Oversight of COVID-19 Impact and Company Responses.  The Board has received frequent updates on the impact of the COVID-19 pandemic on our employees, operations, and customers and reviewed with management the various measures taken to protect people’s health and maintain continuity of service for our customers.  This Board oversight has included updates at board meetings held from mid-March 2020 through the filing of this Proxy Statement.

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Corporate Governance

Enterprise Risk Management. The board’s oversight of risk management is enhanced by the detailed information it receives as a result of our Enterprise Risk Management (“ERM”) program.  Our ERM process is designed to identify potential key risks that may affect TETRA and manage risk within an established level of acceptable risk. The ERM assessment is performed quarterly and involves evaluation of key risk indicators.  During the quarterly ERM assessment, management will review and, to the extent necessary, update or supplement a list of key risks affecting each respective business area along with the corresponding risk mitigation strategies.  As part of the risk monitoring process, management evaluates each risk according to its likelihood of occurrence and, assuming that the development or event at risk was to occur, its most likely impact on our financial condition, operations, industry or reputation. The most significant risk items identified in each quarterly assessment are discussed with the Audit Committee.  In addition, a complete copy of the ERM report is distributed to and discussed by the full board on an annual basis.

Cyber Security Risk Oversight. The board, with the assistance and support of the Audit Committee, oversees our management of cyber security risk.  TETRA has taken a number of steps to manage and mitigate our cyber security risk, including entering into an information security risk insurance policy, establishing a dedicated IT security resource, engaging an independent firm to assess our security, improving our security posture, and rolling out continuing information security training to our employees. In addition, our IT organization has completed a ransomware incident response exercise and our management team has recently participated in a cyber incident response exercise conducted by an independent firm. At each quarterly meeting the Audit Committee receives an update from management regarding our cyber security risk profile and the board receives a cyber security report from management on an annual basis.

Human Capital Management Risk Oversight. We believe our efforts around human capital management add long-term value to our business and foster an inclusive culture for our employees.  We have demonstrated a commitment to diversity through the people who guide our Company – starting at the top.  Three of the seven director nominees (43% of our nominees) are women or racially diverse.  Our board, Human Capital Management and Compensation Committee and our other committees play a role in the active oversight of our human capital management program.  This is accomplished by focusing on these key areas: safety, talent development, inclusion and diversity, ethics and compliance, talent acquisition and retention, and compensation and benefits.

•

Our Human Capital Management and Compensation Committee receives a report at each meeting regarding the performance of our human capital initiatives compared to key performance indicators established by the committee and other human capital management matters, such as talent acquisition and retention, key employee compensation, talent development, and diversity and inclusion initiatives.

•	Our Audit Committee receives quarterly updates on our ethics and compliance program.
•	Our Nominating, Governance and Sustainability Committee ensures that we are seeking director candidates who will bring a diversity of background, experience, and viewpoints to our board.
•	Our Board receives quarterly updates regarding the performance of our HSE program
•	Our Board and Human Capital Management and Compensation Committee receive an annual update on succession plans for senior leadership.

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Corporate Governance

Board Oversight of Human Capital Management Our board and its committees are actively involved in overseeing our human capital management program.

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Corporate Governance

The following table summarizes the role of the board and each of its committees in overseeing risk:

Board of Directors	Audit Committee

The Board of Directors has ultimate responsibility for protecting stockholder value.  Among other things, our Board of Directors is responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, and measuring management’s performance against the strategy.  The Board of Directors’ responsibilities include, but are not limited to, appointing our Chief Executive Officer, monitoring our performance relative to our goals, strategies, and the performance of our competitors, reviewing and approving our annual budget, our compliance with rules and regulations, reviewing and approving investments in and acquisitions and dispositions of assets and businesses, and overseeing cyber security risks and other areas of risk determined by the board.  It also periodically reviews management’s business continuity plans.

Our Audit Committee oversees risks associated with the integrity of our financial statements, our compliance with legal and regulatory requirements, and matters reported to the Audit Committee through our internal auditors, our chief compliance officer, and our anonymous reporting procedures. The Audit Committee reviews with management, internal auditors, and our independent auditors the accounting policies, the system of internal control over financial reporting, and the quality and appropriateness of disclosure content in the financial statements or other external financial communications. It also periodically reviews, with our management and our independent auditors, management’s ERM program, information technology security and risk, including cyber security, and significant financial risk exposures and the processes we have implemented to identify, monitor, control, and report such exposures. Our Audit Committee also performs oversight of our compliance program and monitors the results of our compliance efforts.

Nominating, Governance & Sustainability Committee	Human Capital Management & Compensation Committee

Our Nominating, Governance and Sustainability Committee oversees risks primarily associated with our ability to attract, motivate, and retain quality directors, board succession planning, our overall corporate governance programs and practices and our compliance therewith.  In consultation with the board and each of its committees, the committee also provides oversight and guidance with respect to material environmental, social and other sustainability matters involving our Company. Additionally, the committee oversees the performance evaluation of the Board of Directors and its committees.

Our Human Capital Management and Compensation Committee oversees risks primarily associated with TETRA's ability to attract, motivate, retain and develop quality talent, particularly executive talent, including risks associated with the design and implementation of our compensation programs, policies and practices, and the disclosure of executive compensation philosophies, strategies, and activities. The committee also oversees executive succession planning and the compensation of the Board of Directors and its committees. Additionally, the committee provides oversight and guidance with respect to diversity and inclusion initiatives and other human capital management matters.

Stockholder Engagement

We engage with our investors in a variety of ways.  Our CEO and Chief Financial Officer regularly meet with investors, prospective investors, and investment analysts.  These meetings are generally focused on company performance and strategy and may include other senior leaders at TETRA.

Our Board of Directors has a well-developed stockholder engagement program that emphasizes biannual engagement and direct communication with our board, primarily the Chairman of the Board and the Chairmen of the Nominating, Governance and Sustainability Committee and the Human Capital Management and Compensation Committee.  In general, our board’s discussions with our stockholders center around the following topics:

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Corporate Governance

Our board and management team highly value these discussions and consider stockholder feedback in board deliberations and decisions.

Sustainability

Our Board of Directors is focused on integrating sustainability into our Company’s long-term strategy.  We are committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our customers, investors, employees, the environment and the communities in which we operate.  We focus on environmental stewardship, the health and safety of our workforce, the recruitment, development and retention of our workforce, and community engagement.

Stock Ownership Guidelines

Our Board of Directors has adopted guidelines with regard to stock ownership for our directors and executive officers. The stock ownership guidelines are intended to align the interests of our directors and executive officers with the interests of our stockholders. Under the guidelines, our executive officers have historically been required to hold shares of our common stock with a value equal to a multiple, based upon position, of their base salary.  For purposes of these guidelines: (1) each share of our common stock or unvested restricted stock unit (“RSU”) owned on the date of our Annual Meeting each year is deemed to have a value equal to the greater of (a) the trading price as of the date the applicable share was acquired or (b) the trading price as of the date of our Annual Meeting.  The guidelines establish the following minimum ownership:

•	Executive Officers:

•

Under the guidelines, newly appointed officers have five years from their date of appointment to meet the guidelines. In addition, in the event the multiple of an executive officer’s base salary is increased, the executive officer will have five years from the time of such increase to meet the new minimum.

•	As of the date of this Proxy Statement, subject to the transition periods described above, all covered officers are in compliance with the guidelines.
•

Non-Employee Directors - including the Chairman of the Board of Directors, are required to hold shares of our common stock having a deemed value equal to five-times their annual cash retainer. Non-employee directors have four years from the date of their election or appointment to meet the guidelines. As of the date of this Proxy Statement, subject to the transition periods described above, all non-employee directors are in compliance with the guidelines.

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Corporate Governance

Board Committees and Meetings

Board Committees.  The Board of Directors assigns responsibilities and delegates authority to its committees, as appropriate, and the committees regularly report on their activities to the full board.  During 2021, the standing committees of the Board of Directors consisted of an Audit Committee, a Human Capital Management and Compensation Committee, and a Nominating, Governance and Sustainability Committee.  Each committee has the authority to engage outside experts, advisors, and legal counsel to assist in its work.

The following table identifies the current chairs and membership of the board and each standing board committee.  As discussed above, the board has determined that each member of the Audit, Human Capital Management and Compensation, and Nominating, Governance and Sustainability Committees is independent in accordance with NYSE standards.

	Board of Directors	Committee Membership
Director		Audit	Compensation	Governance
Mark E. Baldwin(1)	√	C
Thomas R. Bates, Jr.	√		C
John F. Glick	√		√	C
Gina A. Luna	√	√		√
Sharon B. McGee	√		√	√
Brady M. Murphy **	√
William D. Sullivan(2)(3)	√			√
Shawn D. Williams	√	√	√
Number of Meetings held in 2021	17	5	6	4

(1)	Designated Audit Committee Financial Expert
(2)	Retiring at the conclusion of the 2022 Annual Meeting
(3)

As Chairman of the Board, Mr. Sullivan is an ex officio member of the Audit and Human Capital Management and Compensation Committees and has a standing invitation to attend all such committee meetings.  He also serves as the presiding director of executive sessions of the non-management and independent directors.

C	Committee Chair
√	Member
**	Non-Independent Director

Meetings and Attendance. During 2021, the Board of Directors held seventeen meetings, including seven regular and ten special meetings.  Each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and the meetings of the committees on which they served. Our Corporate Governance Guidelines provide that our preference is to have our directors attend the annual meeting of stockholders. All members of our Board of Directors who were serving at the time of the Annual Meeting of Stockholders in 2021 attended that Annual Meeting.

Audit Committee
The Audit Committee’s primary purpose is to assist the Board of Directors in its oversight of:
	(i)	the integrity of our financial statements;
	(ii)	our compliance with legal and regulatory requirements;
	(iii)	the independent auditor’s qualifications;
	(iv)	the performance of our internal audit function and independent auditors; and
	(v)	our policies with respect to risk assessment and risk management, including major risk exposures and steps management has taken to monitor and control such exposures; and
	(vi)	information technology security and risk, including cybersecurity.

The Audit Committee has sole authority to appoint and terminate our independent auditors. To promote the independence of the audit, the Audit Committee consults separately with the independent auditors, the internal auditors, and management. As required by NYSE and SEC rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that none of the current members of the Audit Committee has a relationship with us that might interfere with the exercise of their independence from us or our management, as independence is defined in the listing standards of the NYSE. Accordingly, our Board of Directors has determined that all current members of our Audit Committee are independent as defined in Section 10A of the Exchange Act and as defined in the listing standards of the NYSE. Further, our board has determined that Mr. Baldwin, the current Audit Committee chairman, is an “audit committee financial expert” within the definition established by the SEC.

2022 Proxy Statement	TETRA Technologies, Inc. I 27

Corporate Governance

Human Capital Management & Compensation Committee
The functions performed by the Human Capital Management and Compensation Committee (“HCMCC”) include:
	(i)	reviewing and establishing compensation of our senior management, including our executive officers;
	(ii)	approving and administering our equity compensation plans;
	(iii)	approving salary and bonus awards to our executive officers;
	(iv)	planning for the succession of senior management;
	(v)	overseeing management’s plans for talent and professional development for key employees;
	(vi)	overseeing our policies and strategies related to human capital management, including diversity, equity and inclusion; and
	(vii)	reviewing the compensation of our non-employee directors and providing director compensation recommendations to the Board of Directors.

Our Board of Directors has determined that each member of the HCMCC is independent, as independence is defined in the listing standards of the NYSE. The HCMCC may designate a subcommittee and delegate authority to such subcommittee as it deems appropriate.

Our equity compensation plans include provisions that enable the HCMCC to delegate its authority to approve certain grants of awards under those plans to a committee of our Board of Directors that may consist of one director. The Board of Directors previously established the Non-Executive Award Committee (the "NEA Committee"), which is a committee of one or more members of our Board of Directors. The NEA Committee is currently comprised of one member - Mr. Murphy. The HCMCC has delegated authority to the NEA Committee to make special inducement, merit, and retention awards, other than regular annual awards, to participants under those plans who are not subject to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, subject to certain limitations, including limitations on the number of awards that may be granted, as may be imposed from time-to-time by the HCMCC.

Compensation decisions for our Chief Executive Officer are made by the HCMCC. The HCMCC is also responsible for approving the compensation of our other executive officers and in such process, it reviews and gives significant consideration to the recommendations made by the Chief Executive Officer for such other executive officers. As part of its role in reviewing and approving such compensation, the HCMCC administers our equity compensation plan and our cash incentive plan under which cash incentive awards may be made to our executive officers and other key employees based on performance, including the attainment of performance goals. Our Chief Executive Officer, with input from senior management, recommends to the HCMCC base salaries, target cash incentive award levels, actual cash incentive award payouts, and equity awards, as well as company, division, and individual performance measures for our executive officers other than the Chief Executive Officer. The HCMCC considers, discusses, and takes action on such recommendations as it deems appropriate.

Independent Compensation Consultant. The HCMCC has the authority to retain, approve fees and other terms for, and terminate any compensation consultant, outside counsel, or other advisors to assist the committee in the discharge of its duties. In 2021, the HCMCC has retained the services of Meridian Compensation Partners, LLC (“Meridian”), an independent provider of compensation consulting services, to review our compensation programs and practices and to assist in the review of compensation disclosures included in this Proxy Statement. Meridian acted as independent advisor to the HCMCC and does not provide any other services to us or earn any compensation from us outside of the services provided as an independent advisor to the HCMCC.

Compensation Committee Interlocks and Insider Participation. The members of the HCMCC during 2021 were Mr. Bates, as Chairman, and Messrs. Glick and Williams, none of whom is or was previously an officer or employee of ours, and none of whom had any relationship required to be disclosed under this section. In addition, Joseph C. Winkler III served as a member of the HCMCC during 2021 until his retirement on May 26, 2021 and he neither is nor was previously an officer or employee of ours or had any relationship required to be disclosed under this section.

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Corporate Governance

Nominating, Governance and Sustainability Committee
The Nominating, Governance and Sustainability Committee:
	(i)	investigates and makes recommendations to the Board of Directors with regard to all matters of corporate governance, including the structure, operation, and evaluation of the board and its committees;
	(ii)	investigates and makes recommendations to the Board of Directors with respect to qualified candidates to be nominated for election to the board;
	(iii)	reviews and makes recommendations to the board with regard to candidates for directors properly nominated by stockholders in accordance with our Bylaws, if any; and
(iv)

in consultation with the board and each of its other committees, provides (a) oversight and guidance with respect to material environmental, social and other sustainability matters involving our Company and (b) receives updates from management regarding our Company’s environmental, social and other sustainability activities.

2022 Proxy Statement	TETRA Technologies, Inc. I 29

Corporate Governance

Board and Committee Succession Planning

The Nominating, Governance and Sustainability Committee regularly considers the long-term make up of our Board of Directors, the experience and skills needed for our board as our business and the markets in which we do business evolve, and whether the composition appropriately aligns with our business and strategic needs.  The Committee also considers succession planning in light of anticipated retirements and for board and committee chair and membership roles to maintain relevant expertise and depth of experience.

As a result of this ongoing process, over the last eight years we have added seven new independent directors, who bring fresh and diverse perspectives into our boardroom.  In addition, nine directors retired during the 2014-2021 time period and one will retire at the conclusion of the 2022 Annual Meeting.

Director Nominations by the Nominating, Governance and Sustainability Committee

The Board has a robust process for the consideration of potential director candidates through which the Nominating, Governance and Sustainability Committee (the “Governance Committee”) establishes criteria, screens candidates, and evaluates the qualifications of persons who may be considered as nominees for director, including any candidates nominated or recommended by stockholders.  The following graph illustrates our general selection process for new directors:

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Corporate Governance

Diversity.  Although we have not adopted a separate policy with regard to the consideration of diversity when evaluating candidates for election to our board, our Corporate Governance Guidelines provide that when assessing candidates, we will consider diversity, including gender and ethnicity. The Governance Committee believes that board membership should reflect diversity in the broadest sense, taking into account our needs and the current composition of the board. We strive to maintain a diversity of backgrounds and experience among the members of the board, as we believe this improves the quality of the board’s deliberations. The Board of Directors’ final selection of board nominees is based on merit, giving consideration to the nominee’s knowledge, experience, skills in areas deemed critical to understanding our business, and personal characteristics such as integrity and judgment, diversity, including gender diversity, ethnicity, and background, and the candidates’ other time commitments.

Director Tenure

The following chart illustrates the tenure of the director nominees of our Board of Directors.  We believe the tenure of our directors provides the appropriate balance of expertise, experience, continuity, and perspective to our board to serve the best interests of our stockholders.

2022 Proxy Statement	TETRA Technologies, Inc. I 31

Corporate Governance

Director Orientation and Continuing Education

We provide each new director with an orientation that consists of a series of in-person briefings provided by senior management and others on our business operations, strategic plans, significant accounting and risk management issues, corporate governance, compliance, and key policies and practices.  The orientation sessions are tailored to the particular director depending on their orientation needs.  Each director is expected to participate in continuing educational programs as necessary to maintain expertise to perform his or her responsibilities as a director. In this regard, from time to time we provide pertinent articles and information relating to our business, financial affairs, risks, competitors, corporate governance, and changes in legal and regulatory issues.  We may also coordinate training and educational sessions for directors from outside experts and provide directors with tours of our facilities from time to time. We reimburse directors for reasonable costs associated with attending other relevant director education programs.

Board and Committee Self-Evaluation Process

Our board recognizes the critical role that board and committee evaluations play in ensuring the effective functioning of our board.  Accordingly, each year, our Nominating, Governance and Sustainability Committee appraises the framework for our board and committee evaluation process and oversees the evaluation process to ensure that the full board and each committee conduct an assessment of their performance and functioning and solicit feedback for enhancement and improvement.

Board Evaluations – A Multistep Process

Our annual board and committee evaluations cover the following topics:

•    Board and committee composition, including skills, background and experience;

•    Review of key areas of focus for the board and effectiveness in overseeing these responsibilities;

•    Satisfaction with board performance, including the performance of the board and committee chairs in those positions;

•    Board and committee information needs and quality of materials presented;

•    Areas where the board and committees should increase their focus;

•    Satisfaction with the board schedule, agendas, time allotted for topics, and encouragement of open communication and discussion;

•    Satisfaction with committee structure and responsibilities; and

•    Access to management, experts, and internal and external resources

2021 Evaluation Process

Determine Format	Conduct Evaluation	Follow-Up

The Nominating, Governance and Sustainability Committee discussed and considered the approach for the 2021 evaluation process.

The board and each of the committees conducted their respective self-evaluations through a discussion-based approach to enhance candid dialog and utilized a list of topics and questions to frame the discussion.

Executive session discussions of the board and committee self-evaluations were led by our board chairman and committee chairmen, respectively.

Committee chairmen reported to the full board regarding their respective committee self-assessments, including any action items.

The board chairman communicated to the CEO any requests for enhancements in process that were noted.

Throughout the year, board and committee members also have the opportunity to provide input directly to the board chairman and/or committee chairmen or to management.

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Corporate Governance

Executive Sessions of the Board of Directors

Our independent non-management directors meet in executive session at each regularly scheduled meeting. These executive sessions are presided over by Mr. Sullivan or, in his absence, another independent non-management director. The independent non-management directors presently consist of all current directors other than Mr. Murphy.

Communications with Directors

Our security holders and other interested parties may communicate with one or more of our directors (including the presiding director of executive sessions and the independent non-employee directors as a group) by mail sent to our Corporate Secretary, TETRA Technologies, Inc., 24955 Interstate 45 North, The Woodlands, Texas 77380, or by email at corpsecretary@tetratec.com.  Such communications should specify the intended recipient or recipients. All such communications, other than commercial solicitations or communications, will be forwarded to the appropriate director or directors.

Director Nominations Submitted by Stockholders

The Nominating, Governance and Sustainability Committee will consider proposals for nominees for director from our stockholders. In order to nominate a director at the annual meeting, our bylaws require that a stockholder follow the procedures set forth in Article III, Section 3 of our Bylaws. (This Bylaw provision is available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com.) In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time the stockholder gives notice of the recommendation, and the stockholder must be entitled to vote for the election of directors at the meeting at which such nominee will be considered.

Stockholder recommendations must be made pursuant to written notice delivered to our Corporate Secretary at our principal executive offices no later than 80 days prior to the date of the annual or special meeting at which directors are to be elected; provided, that if the date of the annual or special meeting is not publicly announced more than 90 days prior to the annual or special meeting, such notice by the stockholder will be considered timely if delivered to the Corporate Secretary no later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to the stockholders.

The stockholder notice must set forth the following:

1.	name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
2.	a representation that the stockholder is a holder of record of common stock entitled to vote at the meeting and intends to appear in person or by proxy to nominate the person or persons specified;
3.	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons under which the nomination(s) are made by the stockholder;
4.

for each person the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Schedule 14A promulgated under the Exchange Act; and

5.	for each person nominated, a written consent to serve as a director, if elected.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

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Corporate Governance

Executive Succession Planning

The Human Capital Management and Compensation Committee, the CEO, and the Vice President of Human Resources evaluate, from time to time each year, executive development and succession planning to prepare us for future success. The succession planning process covers the CEO position as well as all senior management positions and certain other key positions. This review of executive talent determines readiness to take on additional leadership roles and identifies developmental opportunities needed to prepare our executives for greater responsibilities. Our short and long-term business strategy is considered when evaluating candidates and their skills.  Where possible, our board gains insight through exposure to internal succession candidates from their presentations to the board, work with individual directors or board committees, and participation in board activities.  The CEO makes a formal succession planning presentation to the Human Capital Management and Compensation Committee annually in conjunction with our annual strategy meeting in which our directors who are not members of the committee are invited to attend.

Insider Trading Policy (including Hedging Transactions)

We acknowledge that sales of our common stock by our executive officers will occur periodically. In particular, we believe that our executive officers who have a significant portion of their net worth in our common stock may desire to diversify their investment portfolios over time and may be required to sell our common stock to finance stock option exercises and to pay related taxes. We have established a policy for trading in our common stock. This policy is designed to help ensure compliance with federal securities laws and allow the anticipated periodic sales to occur in an orderly fashion.

Hedging Transactions. The trading policy also prohibits our directors, officers, and employees from engaging in short sales of our common stock, from buying or selling puts, calls or other derivative instruments involving our common stock, and from engaging in certain forms of hedging or monetization transactions involving our common stock.  An exception to this prohibition may be granted where an officer, director or employee wishes to pledge our securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any director, officer or employee who wishes to pledge our securities as collateral for a loan must submit a request for approval to our General Counsel at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

Certain Transactions

Related Person Transaction Policy. The Board of Directors, upon recommendation of the Audit Committee, has adopted the Policy and Procedures with respect to Related Person Transactions (the “Policy”), for the review and approval of certain related person transactions. The Policy covers transactions in which (i) we, or any subsidiary of ours, are a participant, (ii) the aggregate amount involved exceeds $100,000, and (iii) any related party (generally, directors and executive officers, and their immediate family members, and 5% stockholders) has a direct or indirect material interest. The Policy generally requires that such transactions be approved in advance by the Audit Committee. Under the Policy, the Audit Committee will consider all relevant facts and circumstances available to the committee and will approve such transactions only if they are in, or are not inconsistent with, our best interests and the best interests of our stockholders. In the event a transaction is not identified as a related person transaction in advance, it will be submitted to the Audit Committee, which will evaluate the transaction, including ratification or rescission of the transaction, and possible disciplinary action.

Transactions with Related Persons. Shawn L. Shoemake, the spouse of Alicia P. Boston, our General Counsel and Chief Compliance Officer, has been an employee of the Company since July 2009.  Mr. Shoemake received total compensation of approximately $143,375 for his services for the year ended December 31, 2021.

We have determined that there are no other material transactions involving a director or any other related person that require disclosure

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 regarding compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

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Corporate Governance

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Shown in the First Column)
Equity compensation plans
approved by stockholders(3)
2007 Long Term Incentive	541,435	$6.79	—
2011 Long Term Incentive	2,346,668	$6.35	—
2018 Long Term Incentive (4)	3,607,635	$4.19	5,661,917
Total	6,495,738	$6.42	5,661,917
Equity compensation plans not
approved by stockholders(5)
Serrano Plan	79,051	$6.60	—
2018 Inducement Restricted Stock Plan	—	—	76,495
Total	79,051		76,495
All Plans Total	6,574,789	$6.42	5,738,412
1)

Represents the number of underlying shares issuable under outstanding options and restricted stock units (RSUs), under the respective plans. There are 541,435 shares attributable to outstanding options under the Amended and Restated 2007 Long Term Incentive Compensation Plan (the “2007 Plan”) and 2,346,668 shares attributable to outstanding options under the Third Amended and Restated 2011 Long Term Incentive Compensation Plan (the “2011 Plan”). There are 3,591,017 shares attributable to outstanding RSUs and 16,618 shares attributable to outstanding options under the First Amended and Restated 2018 Equity Plan (the “2018 Plan”).

(2)

Represents weighted-average exercise price of options outstanding under the 2007 Plan, 2011 Plan and 2018 Plan. See note 1 above with respect to RSUs granted under the 2018 Plan. The weighted-average exercise price does not take these awards into account.

(3)	Consists of the 2007 Plan, the 2011 Plan and the 2018 Plan.
(4)

Under the 2018 Plan, for the purpose of determining the number of shares available for future awards, an award of one stock option or one stock appreciation right with respect to one share of common stock is deemed to be an award of one share on the grant date.

(5)	Consists of the award granted to Mr. Serrano in connection with his initial employment and the 2018 Inducement Restricted Stock Plan. A description of each of these plans follows.

Non-Stockholder Approved Plans

Serrano Plan

On August 1, 2012, Elijio V. Serrano was appointed by our Board of Directors to the positions of Senior Vice President and Chief Financial Officer. In connection with Mr. Serrano’s appointment, the Board of Directors authorized the grant to Mr. Serrano of an employment inducement award of 79,051 nonqualified stock options and 46,898 shares of restricted stock to be effective as of August 15, 2012. The exercise price of the nonqualified stock options is $6.60, which is equal to the closing price per share of our common stock on the New York Stock Exchange on August 15, 2012. The nonqualified stock options are fully vested and the award will expire on August 15, 2022 and the restricted shares fully vested on August 15, 2015.

2018 Inducement Restricted Stock Plan

The TETRA Technologies, Inc. 2018 Inducement Restricted Stock Plan was adopted effective as of February 12, 2018.  The purpose of the plan is to attract and retain the best available individuals for positions of substantial responsibility by providing a material inducement for such individuals to enter into employment with us or any of our affiliates. In connection with the employment of Brady M. Murphy, currently our President and Chief Executive Officer, the Board of Directors authorized the grant to Mr. Murphy of an employment inducement award of 502,513 shares of restricted stock, effective as of February 12, 2018.  Fifty percent of the shares of restricted stock vested on the one-year anniversary date of the grant, 25% vested on the second-year anniversary date of the grant, and the remaining 25% of the shares of restricted stock vested on the third-year anniversary of the date of grant. In addition, in connection with our acquisition of Swiftwater Energy Services, LLC, the Board of Directors authorized the grant of awards totaling 420,992 shares of restricted common stock to thirteen persons as an inducement to their employment with TETRA on February 28, 2018. Subject to their continued employment with us and other terms and conditions set forth in the Restricted Stock Award Agreement between us and each of the individuals, the

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Corporate Governance

shares of restricted stock vested 100% on the third-year anniversary of the date of grant.  There are 76,495 shares available for future awards under the 2018 Inducement Restricted Stock Plan.

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Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting, internal controls, and audit functions on behalf of the Board of Directors.  Our management has the primary responsibility for preparing our financial statements in accordance with generally accepted accounting principles, maintaining effective internal control over financial reporting and assessing the effectiveness of our internal control over financial reporting.  We have a full-time internal audit department that reports to the Audit Committee.  This department is responsible for the evaluation of the adequacy and effectiveness of the organizations’ governance, risk management, and internal controls as well as carrying out assigned responsibilities to achieve the organizations’ stated goals and objectives.

Our independent registered public accountants, Grant Thornton LLP, or GT, are responsible for auditing our financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and issuing their reports based on that audit.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2021 that are included in our Annual Report filed with the Securities and Exchange Commission with our management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Ernst & Young LLP was the Company’s independent registered public accounting firm for the years ended December 31, 2017, 2018, 2019, and the first quarter of 2020. On June 12, 2020, the Audit Committee approved the dismissal of Ernst & Young LLP (“Ernst & Young”) as our registered public accounting firm.  On June 15, 2020, management notified Ernst & Young that it would be dismissed as our independent registered public accounting firm effective immediately. The audit reports of Ernst & Young on our consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended December 31, 2019 and 2018, and through June 12, 2020, there were no (a) disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter in their reports; or (b) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K). As reported in our 8-K filed June 18, 2020, the Audit Committee selected GT to be the Company’s independent registered public accounting firm for the second, third and fourth quarters of 2020.

The Audit Committee is comprised of three non-employee independent directors and is governed by a written charter adopted by the Board of Directors that is reviewed by the committee annually and was last amended on December 13, 2021. The charter is available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com. Under the charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of our financial statements, including a review of the application of accounting principles, significant financial reporting issues and judgments in connection with the preparation of the financial statements, and the effects of regulatory and accounting initiatives on the financial statements; (2) reviewing and discussing with management and our independent registered public accountants our earnings press releases, as well as public earnings guidance; (3)  recommending to the board the filing of our audited financial statements with the Securities and Exchange Commission; (4) our disclosure controls and procedures and internal control over financial reporting, including review of any material issues as to the adequacy of internal control over financial reporting; (5) our compliance with legal and regulatory requirements and our Code of Business Conduct and Code of Ethics for Senior Financial Officers; (6) the performance of our internal audit function; (7) the performance of our compliance function; (8) our enterprise risk management process; (9) our information technology security and risk, including cybersecurity, and (10) the evaluation, appointment and retention of our independent registered public accountants, including a review of the firm's qualifications, services, independence, fees and performance.

In connection with the evaluation, appointment, compensation, retention and oversight of the independent registered public accountants, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accountants and lead audit partner, including taking into account the opinions of management and our internal auditor. In doing so, the Audit Committee

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Audit Committee Report

considers a number of factors including, but not limited to: quality of services provided; sufficiency of firm resources; technical expertise and knowledge of the industry; quality of communication and interaction with the firm; known significant legal or regulatory proceedings related to the firm; external data on audit quality and performance, including PCAOB reports; independence; objectivity; and professional skepticism.  The Audit Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm.

Further, the Audit Committee reviews in advance and pre-approves, specifically, audit and permissible non-audit services provided to us by GT.  For more information regarding the Audit Committee’s preapproval procedures, please read “Audit Committee Preapproval Policies and Procedures” below.

The Audit Committee has also established procedures for the receipt, retention, and treatment, on a confidential basis, of any complaints related to accounting or compliance matters we receive.  We encourage employees and third-party individuals and organizations to report concerns about our accounting controls, auditing matters, or anything else that appears to involve financial or other wrongdoing through one of the methods described in our Whistleblower Policy which is available in the Corporate Governance section of the Investor Relations area of our website at www.tetratec.com.

As discussed more fully in Proposal No. 2 on page 12 of the Proxy Statement, the Audit Committee and board believe that it is in the best interests of the Company and its stockholders to continue the retention of GT to serve as our independent registered public accountants.  Accordingly, the Audit Committee has continued retention of GT as the Company’s independent auditor for 2022.  GT has been the independent auditor for the Company since June 2020. Although the Audit Committee has the sole authority to appoint the independent registered public accountants, the Audit Committee will continue to recommend that the board request the stockholders, at the Annual Meeting, to ratify the appointment of the independent registered public accountants.

The Board of Directors has determined that each member of the Audit Committee is independent and possesses the necessary level of financial literacy required to enable him or her to effectively serve as an Audit Committee member and that our Audit Committee Chairman qualifies as an Audit Committee Financial Expert.  There were five meetings of the Audit Committee during the year ended December 31, 2021. The meetings of the Audit Committee are designed to facilitate and encourage communication among the members of the Audit Committee, management of the Company, our internal audit function, and GT.

In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, the Audit Committee discussed with the Company’s internal auditors and GT the overall scope and plan for their respective audits.  The Audit Committee met with the internal auditors and GT, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, including internal control over financial reporting, critical audit matters addressed during the audit, and the overall quality of our financial reporting.

The Audit Committee reviewed with GT, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with US generally accepted accounting principles, GT’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee by the applicable requirements of the PCAOB, including PCAOB Auditing Standard No. 16, Communications with Audit Committees, the rules of the SEC, and other applicable regulations.  In addition, the Audit Committee has discussed with GT their independence from our management and the Company, including the matters contained in the letter from GT required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services performed by GT with GT’s independence.

The Audit Committee also reviewed and discussed together with management and GT our audited consolidated financial statements for the year ended December 31, 2021, and the results of management’s assessment of the effectiveness of our internal control over financial reporting and GT’s audit of internal control over financial reporting.

Over the course of a year, the Audit Committee has a rolling agenda covering a variety of standing matters such as briefings from the Internal Auditor on TETRA’s enterprise risk management program, it’s internal control system and on the outcomes of internal audits and notable control matters, briefings from the Chief Compliance Officer, tax matters, and information technology management and security. In 2021, in addition to the standing matters, members of management, the internal auditor, and the independent auditors also made presentations to the Audit Committee throughout the year on specific topics of interest, including (i)  cyber security risk assessment and risk

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Audit Committee Report

mitigation strategies; (ii) financial reporting for assets held for sale and discontinued operations; (iii) TETRA’s net operating loss carryforward position; (iv) an overview of international financial statements and tax audits; and (v) TETRA’s global cash repatriation process .

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by the Company with the SEC.

Submitted by the Audit Committee of the Board of Directors,

Mark E. Baldwin, Chairman

Gina A. Luna

Shawn D. Williams

This report of the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

Fees Paid to Principal Accounting Firm

The following table sets forth the aggregate fees for professional services rendered to us by our principal accounting firm for the fiscal years ended December 31, 2021, and 2020, respectively:

	2021	2020
Audit fees (1)	$925,000	$1,111,000
Audit related fees	—	—
Tax fees (2)	7,000	$7,500
All other fees	—	—
Total fees	$932,000	$1,118,500
(1)

Includes (i) $231,000 of audit fees paid to our former principal accounting firm, Ernst & Young LLP, for fiscal year 2020 and (ii) $95,000 of statutory audit fees for our TETRA Chemicals Europe Sweden and Finland subsidiaries paid to our principal accounting firm, Grant Thornton LLP, in each of 2020 and 2021.

(2)	Consists solely of fees for tax compliance services in all periods paid to our principal accounting firm, Grant Thornton LLP.

The Audit Committee preapproved 100% of these fees shown in the above table. Before approving these fees, the Audit Committee considered whether the provision of services by our principal accounting firm that are not related to the audit of our financial statements was compatible with maintaining the independence of our principal accounting firm, and the Audit Committee concluded that it was.

Audit Committee Preapproval Policies and Procedures

The Audit Committee has adopted a pre-approval policy with respect to the services that may be performed by our independent auditors (the “Audit Firm”).  This policy provides that all audit and non-audit services to be performed by the Audit Firm must be specifically pre-approved on a case-by-case basis by the Audit Committee.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions made by such member(s) to the entire Audit Committee at or before its next scheduled meeting.  As of the date hereof, the Audit Committee has delegated this authority to the Chairman of the Audit Committee.  Neither the Audit Committee, nor the person to whom pre-approval authority is delegated, may delegate to management their responsibilities to pre-approve services performed by the Audit Firm.

All requests or applications by the Audit Firm to provide services to us must be submitted to the Audit Committee or its chairman by both the Audit Firm and the Chief Financial Officer and must include a description of the services being requested for pre-approval and a joint statement as to whether, in their view, the request or application is consistent with applicable laws, rules, and regulations relating to auditor independence.

2022 Proxy Statement	TETRA Technologies, Inc. I 39

EXECUTIVE OFFICERS

Executive Officers

Our current executive officers and their ages and positions are as follows:

Name	Age	Position
Brady M. Murphy	62	President and Chief Executive Officer
Elijio V. Serrano	64	Senior Vice President and Chief Financial Officer
Matthew J. Sanderson	48	Senior Vice President
Timothy C. Moeller	58	Senior Vice President - Global Supply Chain and Chemicals
Alicia P. Boston	50	General Counsel and Chief Compliance Officer
Richard D. O'Brien	46	Vice President - Finance and Global Controller
Jacek M. Mucha	43	Vice President - Finance and Treasurer

(Information regarding the business experience of Mr. Murphy is set forth above under “Nominees for Director.”)

Elijio V. Serrano has served as our Senior Vice President and Chief Financial Officer since August 2012. Mr. Serrano served as chief financial officer of UniversalPegasus International from October 2009 through July 2012. Following his resignation from Paradigm BV in February 2009 and until his acceptance of the position with UniversalPegasus International in October 2009, Mr. Serrano was retired. From February 2006 through February 2009, Mr. Serrano served as chief financial officer and executive vice president of Paradigm BV (formerly, Paradigm Geophysical Ltd.). From October 1999 through February 2006, Mr. Serrano served as chief financial officer of EGL, Inc. From 1982 through October 1999, Mr. Serrano was employed in various capacities with increasing responsibility by Schlumberger Ltd.  Mr. Serrano served as a director, chairman of the audit committee, and as a member of the corporate governance and nominating committee of Tesco Corporation, a Public Company, until its acquisition by Nabors Industries Ltd. in December 2017.  Mr. Serrano received his B.B.A. degree in Accounting and Finance from the University of Texas at El Paso. Mr. Serrano was a certified public accountant in the State of Texas from 1986 until March 2002, at which time his license became inactive.

Matthew J. Sanderson has served as Senior Vice President with responsibility for our Energy Services Group since December 2016. Prior to joining TETRA, Mr. Sanderson most recently served as Regional Vice President - U.S. West at Schlumberger from October 2015 to November 2016. Mr. Sanderson started his career as a Field Engineer at Schlumberger in 1997 and held various leadership roles in Operations, Engineering, Human Resources, and QHSE in North America and internationally (Australia, Thailand, India).  Mr. Sanderson earned a Bachelor of Applied Science in Civil Engineering (Environmental Option) from Queen's University in Kingston, Canada and a Master's of Science in Oil & Gas Industry Management from Heriot-Watt University in Edinburgh, Scotland.

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EXECUTIVE OFFICERS

Timothy C. Moeller has served as our Senior Vice President of Global Supply Chain and Chemicals since May 2020 and served as Vice President and Chief Procurement Officer from April 2018 to May 2020. Prior to joining TETRA, from September 2012 until March 2018, Mr. Moeller served as Chief Operating Officer of Melior Innovations and Chief Executive Officer of TessaFrac. From May 2006 until February 2012, Mr. Moeller held numerous Supply Chain management positions with increasing responsibility at Halliburton.  Earlier in his career, Mr. Moeller held several supply chain management positions with Tyco International and YPF/Maxus Corporation.  Mr. Moeller received a bachelor’s degree in business administration from Texas A&M University.

Alicia P. Boston has served as our General Counsel since August 2021 and has served as our Chief Compliance Officer since August 2020. Ms. Boston leads the global legal and compliance functions for our domestic and international operations and has oversight of all aspects of legal affairs, compliance and ethics. She has 25 years of combined legal experience in corporate law, contracts, strategic commercial transactions and managing litigation. From July 2009 to August 2021, she served in various in-house counsel roles in our legal department, including as assistant general counsel where she managed a broad range of legal matters with increasing responsibility. Prior to joining TETRA, Ms. Boston practiced law at private law firms in corporate and securities roles, including at Jackson Walker LLP (an Am Law 200 law firm) and other private law firms. In addition, Ms. Boston has also worked as in-house corporate legal counsel at TOTAL Petrochemicals USA, a corporate subsidiary of publicly-traded TOTAL S.A. Ms. Boston holds a Juris Doctor with honors from Texas Southern University and BBA in International Business from The

University of Texas at Austin. She has been a member of the State Bar of Texas since 1997.

Richard O’Brien has served as our Vice President of Finance and Global Controller since March 25, 2019 and as Assistant Treasurer since May 3, 2019. Mr. O’Brien served in several senior finance positions with increasing responsibilities with BHP Petroleum from October 2002 until he joined TETRA. He served as Head of Separation of BHP’s shale business from June 2018 until March 2019 and prior to that as Head of Finance from July 2014 until May 2018. He also served as Operations Accounting Controller from December 2012 until July 2014.  Mr. O’Brien received his B.A. degree in English Literature from Cardiff University in Cardiff, Wales, and is a Chartered Accountant and a member of the Institute of Chartered Accountants in England and Wales.

Jacek M. Mucha has served as our Vice President – Finance and Treasurer since September 2019 and served as Senior Director, Financial Planning and Analysis since he joined us in February 2018. From March 2014 to February 2018, he served in various financial roles at Tesco Corporation, including Vice President – Finance and Director, Corporate Development, Investor Relations and Financial Planning and Analysis. From May 2011 to March 2014, Mr. Mucha served in various financial roles with increasing responsibility at Lufkin Industries, Inc. From 2001 until May 2011, he held various financial roles at several investment banking and consulting firms.  Mr. Mucha received his B.A. degree in Economics from Washington and Lee University and his Master of Business Administration from the University of Texas at Austin, McCombs School of Business.

2022 Proxy Statement	TETRA Technologies, Inc. I 41

COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION DISCUSSION & ANALYSIS

2021 CD&A At-A-Glance

This Compensation Discussion and Analysis (“CD&A”) reviews the objectives and elements of our executive compensation program and discusses the 2021 compensation earned by our Chief Executive Officer and the officers named in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”) and other employees designated as our senior officers (together with our NEOs, “Senior Management”). It also explains the decision-making process of our Human Capital Management and Compensation Committee of our Board of Directors (the “Committee”) and actions the Committee took during 2021 based on its ongoing commitments to solicit and consider stockholder feedback regarding our compensation program for our Senior Management and to ensure that we continue to execute our long-term strategies and achieve sustainable growth in returns for our stockholders. During 2021, we:

Successfully executed a key long-term strategy driving a significant improvement in the market price for our stock.
Decreased the annual salary and increased the annual performance-based cash incentive target of our CEO and CFO, placing a larger portion of their target total direct compensation at risk.
Reinstated base pay to pre-pandemic levels for NEOs other than our CEO and CFO.
We refer to certain non-GAAP measures that are used in our compensation decisions throughout this CD&A. Please refer to Appendix A of this Proxy Statement for information regarding these measures.

I. EXECUTIVE SUMMARY

Company Operations and Performance

We are an industrial and oil & gas products and services company operating on six continents focused on bromine-based completion fluids, calcium chloride, water management solutions, frac flowback and production well testing services. Calcium chloride is used in the oil and gas, industrial, agricultural, road, food and beverage markets.  We are evolving our business model by expanding into the low carbon energy markets with our chemistry expertise, key mineral acreage and global infrastructure. Recently announced initiatives include commercialization of TETRA PureFlow® an ultra-pure zinc bromide for stationary batteries and energy storage; advancing an innovative carbon capture utilization and storage technology with CarbonFree to capture CO2 and mineralize emissions to make commercial, carbon-negative chemicals; and development of our lithium and bromine mineral acreage to meet the growing demand for oil and gas products and energy storage.

In January of 2021, we divested our interests in CSI Compressco LP for over $30 million of cash proceeds, simplifying our capital structure and unlocking significant stockholder value, and announced several initiatives to leverage our chemistry expertise and resources around carbon capture and energy storage. These initiatives reflect our continued focus on sustainability and the environment, and present growth opportunities beyond our historic oil, gas, and industrial applications. By the end of 2021, our two ongoing business segments, Completion Fluids & Products and Water & Flowback Services, were rapidly approaching pre-pandemic performance levels well ahead of pre-pandemic industry activity levels.

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COMPENSATION DISCUSSION & ANALYSIS

Positive 2021 Say-on-Pay Vote Outcome and Stockholder Engagement

In 2021, we received approximately 96% stockholder support on our say-on-pay advisory vote.  We maintain an ongoing, proactive outreach effort with our stockholders.  Our board has a practice of periodically engaging with stockholders to seek feedback on our executive compensation program.  We appreciate that our stockholders take the time to have a candid dialog with us and provide us with meaningful feedback. Although each stockholder’s particular focus is slightly different, our pay for performance approach to executive compensation, emphasis on social responsibility, and human capital management have been well received. The feedback we receive from future stockholder outreach efforts will be considered in our assessment of any changes in our compensation programs. We are pleased with our say-on-pay results and stockholder feedback and will continue to engage with our stockholders to be sure we understand their perspectives. For a discussion of our stockholder engagement efforts on topics such as corporate governance and sustainability, please see page 23 in this Proxy Statement.

Overall Compensation Structure

We seek to structure a balance between achieving positive short-term annual results and ensuring long- term viability and success by providing both annual and long-term incentive opportunities. The following graphic illustrates the components of the total compensation opportunities available to members of our Senior Management:

Alignment of Pay with Stock Price Performance

A significant portion of our NEOs’ total compensation is in the form of long-term incentive awards that are tied to the long-term performance of our stock and certain key measures that drive stockholder returns. The process by which the Committee determines the structure of our NEOs’ long-term incentive awards takes into account TETRA’s stock price performance, its financial performance relative to our peers and internal budgeted expectations, market compensation and the need to retain executive talent over the long-term, and alignment with the returns generated for our stockholders.

To demonstrate this tie to performance, the table below explains the differences between Total Direct Compensation as presented in the Summary Compensation Table, Target Total Direct Compensation as approved by the Committee (that is, the total compensation opportunity), and Realized Compensation (that is, the value of compensation as of December 31 of a given year, which reflects the performance level of our CEO, Mr. Murphy). The table and accompanying graph represent supplemental information that is not intended to be a substitute for the information provided in the Summary Compensation Table on page 59, which has been prepared in accordance with the SEC’s disclosure rules.

Measure of Compensation	Components Included
	Base Salary	Annual Performance- Based Cash	Long-Term Performance- Based Cash	Time-Based Equity
Summary Compensation Table: Total Direct Compensation	Actual Salary	Actual cash award earned based on annual performance	Actual portion of long-term cash incentive earned based on completed 3-year performance	Grant date value of awards made during the year
Target Total Direct Compensation	Actual Salary	Target annual cash awards	Target long-term cash awards for 3-year performance	Target value of awards made during the year

2022 Proxy Statement	TETRA Technologies, Inc. I 43

COMPENSATION DISCUSSION & ANALYSIS

Measure of Compensation	Components Included
	Base Salary	Annual Performance- Based Cash	Long-Term Performance- Based Cash	Time-Based Equity
Realizable Compensation	Actual Salary	Actual cash award earned based on annual performance	Actual portion of long-term cash incentive earned based on completed 3-year performance	Actual value of time-based equity awards as of December 31 of the given year

The graph below shows the "Realizable Compensation" of our CEO, Mr. Murphy in 2019, 2020, and 2021 in contrast to the original Target Total Direct Compensation opportunity for compensation awarded in 2019, 2020, and 2021. Additionally, the graph shows our indexed Total Stockholder Returns (TSR) as of the end of each year as well as the indexed median TSR of our Compensation Peer Group and the indexed TSR of the Philadelphia Oilfield Service Index (OSX), a modified market weighted index composed of companies involved in the oil services sector, as of the end of each year. As illustrated by the graph, changes in our CEO's Realized Compensation have been very reflective of the gains and losses of a hypothetical stockholder who invested in our common stock at the end of 2018. Further, our indexed TSR is closely aligned with the indexed TSRs of our Compensation Peer Group and the OSX through 2020, but we significantly outperform both the Compensation Peer Group and OSX in 2021.

In 2019 and 2020, the material deficit in Realizable Compensation compared to Target Total Direct Compensation is largely attributable to decreases in the market price for our common stock, which reduces (in the case of restricted stock units (RSUs)) the intended (target) value of equity awards. During 2021, this deficit was considerably smaller due to the exceptional growth in the market price for our common stock during 2021.

$4.9M
$4.0M
$4.4M
$3.6M
$1.8M
$1.4M
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
COMPENSATION ($000)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
TSR (Indexed to $100)(1)
TARGET
REALIZABLE
2019
TARGET
REALIZABLE
2020
TARGET
REALIZABLE
2021

(1) $100 invested in TTI common stock, our Compensation Peer Group, and the Philadelphia OSX on December 31, 2018, including reinvestment of dividends.

44 I TETRA Technologies, Inc.	2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Key Compensation Practices and Policies

We have implemented and continue to maintain compensation practices and policies that we believe contribute to good governance.

What We Do	What We Don’t Do

✓   Tie a significant portion of our pay to performance through objective performance measures

✓   Mitigate compensation risk through our Clawback Policy, which applies to all forms of incentive compensation earned by our executive officers

✓   Monitor robust stock ownership through our stock ownership guidelines

✓   Retain an independent compensation consultant that does not provide any services to management

✓   Ensure a fully independent Human Capital Management and Compensation Committee

✓   Have established procedures for granting of equity awards

✓   Beginning in 2020, utilize a returns-based performance metric in long-term incentive awards granted to our executive officers

✓   Annually review pay and performance alignment, including S.M.A.R.T.(1) goals for our NEOs that are reviewed by our Board of Directors

X  Enter into employment agreements with fixed terms with our officers

X  Guarantee annual salary increases or bonuses

X   Allow short sales, transactions involving derivatives of our stock, or certain hedging transactions

X  Reload, reprice, or back-date stock options

X  Grant stock options with an exercise price less than fair market value

X  Provide tax gross-ups or significant executive perquisites

X  Enter into single-trigger change of control agreements

X  Have a poison pill

X  For long-term performance-based cash awards granted in and after 2020, we do not pay awards based on relative TSR in excess of target amounts  if our absolute TSR is negative

(1)	Specific, Measurable, Achievable, Relevant, Time-bound

II. COMPENSATION PHILOSOPHY & OBJECTIVES

Overview of Compensation Philosophy and Objectives

We strive to maintain a compensation program that is competitive in the labor markets in which we operate. Our philosophy is to maintain an executive compensation program that will attract, retain, motivate, reward, and align highly qualified and talented individuals to enable us to perform better than our competitors. The following are our key objectives in setting the compensation programs for our Senior Management:

Attract	Retain	Motivate	Reward	Align
Structure pay programs and compensation levels that reflect competitive market practices in relevant markets, taking into consideration pay practices of our relevant peer group.	Provide long-term equity and cash compensation opportunities that are consistent with our overall compensation philosophy and drive individual and organizational performance.	Motivate Senior Management to deliver outstanding financial and operational results by establishing performance objectives that incentivize exceptional individual and team effort.	Provide a significant percentage of total compensation that is “at-risk” or “variable,” based on achievable performance measures that are challenging and meaningful to our long-term strategic goals.	Ensure that a significant portion of total compensation is determined by increases in stockholder value, thus assuring alignment of Senior Management and our stockholders’ interests.

Focus on Performance-Based Pay

In establishing target compensation levels, the Committee places a significant portion of our NEOs’ compensation “at-risk” through the use of variable compensation, much of which is performance-based. Historically, variable pay has included the following:

•	Annual Cash Incentive. Performance-based cash incentives based on achievement of specific annual performance objectives.
•

Long-term Cash Incentive. Performance-based long-term cash based on achievement of specific long-term financial and other performance objectives. Awards of long-term performance-based cash provide the same retention value as awards of long-term equity and allow us to conserve stockholder approved awards under our equity plans.

•	RSUs. Shares of TETRA restricted stock units (RSUs) that vest over time and have value based on the market price of TETRA stock at the time of vesting.
•	Phantom Units. Prior to our divestiture of CSI Compressco in January of 2021, CCLP units that vest over time and create value based on the price of CCLP common units at the time of vesting.

Beginning in 2020, based in part on feedback from our stockholders, we revised the structure of our long-term incentive awards to provide more direct emphasis on financial performance metrics that incentivize Senior Management to focus on creation of long-term, sustainable stockholder value.

In addition, beginning with the long-term performance-based cash awards granted in 2020, a cap of 100% of the target award amount is imposed on any payment of awards based on relative TSR if our absolute TSR over the 3-year performance period is negative.

For 2021, approximately 84% of the target compensation opportunities for our CEO and 69% of the target compensation opportunities for our other NEOs were variable or “at-risk”, as illustrated in the following pie charts.

2021 NEO TARGET TOTAL DIRECT COMPENSATION
CEO	Other NEOs

■ Base Salary ■ Long Term Performance-Based Incentive (1)	■ Annual Performance-Based Cash Incentive □ Long-Term Time-Vesting Incentive (2)
(1) Awards of long-term performance-based cash for our CEO and other NEOs. (2) Awards of TETRA RSUs for our CEO and other NEOs.

2022 Proxy Statement	TETRA Technologies, Inc. I 45

COMPENSATION DISCUSSION & ANALYSIS

III. ROLES & PROCESSES

Role of Committee. The Committee determines our overall compensation philosophy, sets the compensation of our CEO, approves the compensation of our NEOs, and oversees the compensation of the other members of Senior Management. In making compensation decisions, the Committee considers all of the following factors:

•	our financial and operational results;
•	our strategic goals and accomplishments;
•	alignment of compensation opportunities with the interests of our stockholders;
•	the performance and potential of our CEO and other members of Senior Management;
•	compensation paid by companies in our compensation peer group;
•	compensation data from available industry surveys for executive officers with similar positions and with roles and responsibilities similar to our Senior Management;
•	market data and analysis and recommendations provided by any compensation consultant engaged by the Committee;
•	overall compensation paid to our CEO and members of Senior Management in previous years, including the value of equity-based compensation;
•	the recommendations of our CEO with respect to specific compensation matters, including changes in compensation for our Senior Management;
•	the retention value of long-term compensation plans;
•	alignment of our overall compensation program with our policies and strategies related to human capital management, including diversity, equity, and inclusion; and
•	exogenous macroeconomic factors such as the COVID-19 pandemic.

The Committee has the authority to retain compensation consultants, outside counsel, or other advisors to assist the Committee in the discharge of its duties. In any given year, the Committee bases its decision on whether to retain a compensation consultant on factors including prevailing market conditions, regulatory changes governing executive compensation, and the quality of any other relevant data that may be available. If a compensation consultant is engaged, the Chairman of the Committee maintains a direct line of communication with the consultant and arranges meetings with the consultant that may include other members of the Committee and/or the CEO and certain members of Senior Management. The Committee, and/or its Chairman, also periodically meets with the compensation consultant independently of management. Through this communication with the Chairman of the Committee, the consultant reports to, and acts at the direction of, the Committee. Although our CEO and certain members of Senior Management may receive the consultant’s reports and data, the Committee retains and exercises sole control and authority over the compensation consultant.

Role of CEO. Our CEO makes recommendations to the Committee with regard to salary, including any adjustments, and the annual and long-term incentives available to our Senior Management, excluding himself. His recommendations are based on factors such as his judgment and experience, available market data, and his evaluation of individual performance and contribution. In the Committee’s review of the changes in compensation recommended by the CEO, the Committee considers the CEO’s evaluations of and recommendations for each member of Senior Management as well as its own evaluations of Senior Management and the input and analysis of the Committee’s compensation consultant. In conjunction with our CEO, the Committee reviews the compensation of our Senior Management other than our CEO. Subsequently, the Committee, in executive session, establishes the compensation for our CEO.

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COMPENSATION DISCUSSION & ANALYSIS

Role of Compensation Consultant. In August of 2019, the Committee retained the services of Meridian Compensation Partners (“Meridian”), a provider of executive compensation consulting and corporate governance services to over 700 major publicly traded and privately held corporations. Before engaging Meridian, the Committee confirmed that Meridian did not have business or personal relationship with any of our executive officers or any member of the Committee, and that Meridian had procedures in place to prevent conflicts of interest. The Committee discussed these considerations and concluded that there were no conflicts of interest with respect to the compensation consulting services provided by Meridian. The Committee continues to consider these matters, as they relate to Meridian, on an ongoing basis.

Peer Groups

In order to ensure the competitiveness of our compensation program, which is a critical factor in our ability to attract and retain high-caliber executive talent, the Committee periodically reviews compensation paid by other companies in the oilfield services industry. For 2021, the Committee, with the assistance of Meridian, adopted one peer group for both our evaluation of Senior Management compensation and our relative TSR performance measure under our long-term incentive awards. The peer group is reviewed by the Committee on an annual basis to ensure that we maintain appropriate comparator companies.

Criteria for selecting companies to be included in the peer group include competition with us in terms of the customers we serve, our belief that we compete with them for talent, overall comparability in terms of size (revenue and market cap), and comparable geographic areas of operation.

In November of 2020, based on Meridian’s recommendation, the Committee adopted the following peer group to be used for the purpose of making appropriate peer comparisons for the Committee’s evaluation of our 2021 compensation program and determination of changes to be made in 2021, and to measure our relative total stockholder return (“RTSR”) under our long-term cash incentive awards to be granted during 2021. Following the adoption of this peer group, the Committee determined that there would be only limited adjustments to 2021 executive compensation, and they did not review specific elements of compensation paid to the peer group:

Compensation & Performance Peer Group Used to evaluate the competitiveness of executive compensation and our RTSR under performance-based long-term cash incentive awards	• Archrock, Inc. • ChampionX Corporation • Exterran Corporation • Forum Energy Technologies, Inc. • Liberty Oilfield Services, Inc. • Newpark Resources, Inc.	• Oil States International, Inc. • Patterson-UTI Energy, Inc. • Precision Drilling Corp. • RPC Inc. • Select Energy Services, Inc. • USA Compression Partners LP

The Role of Market Data. While the Committee does consider our peer group’s practices in establishing compensation opportunities, it does not specifically benchmark the values of base salaries, annual incentives, or long-term incentives relative to that peer group or any survey data. Rather, the Committee periodically reviews the overall compensation offered by the members of our peer group in order to ensure that our compensation program remains competitive. Although we review both target compensation and actual compensation paid, our focus is on target compensation, including the target amount of annual and long-term award opportunities, as it provides the best indication of competitive compensation levels for our Senior Management.

The market data is also used to gauge industry practices regarding the structure and mechanics of annual and long-term incentive plans.

2022 Proxy Statement	TETRA Technologies, Inc. I 47

COMPENSATION DISCUSSION & ANALYSIS

IV. COMPENSATION ELEMENTS

We strongly believe that Senior Management should be compensated with a package that includes the following four elements:

Element	Purpose	Key Features	Changes for 2021
Base salary	Fixed base pay to competitively compensate executives for their roles at TETRA

•  The Committee periodically reviews relevant market data to ensure our salary program is competitive

•  Salary may be adjusted for performance, expansion of duties and responsibility, and changes in market salary levels

•  When considering salary adjustments, the Committee reviews corporate performance goals, individual performance and potential, and our CEO’s specific compensation recommendations (except with regard to his own salary)

• Base salaries for our CEO and CFO were reinstated to 90% of pre-pandemic levels in July 2021 in connection with 25% increases in their annual cash incentive targets
Annual cash incentives	Drive achievement of specific annual performance objectives

•  Target award opportunities are a percentage of base salary

•  A threshold, target, stretch, and over-achievement performance objective is established for each award opportunity

•  The majority (75%) of short-term incentive is tied to absolute financial measures

•  2021 measures: Division/Business Unit/Region Earnings before Interest, Tax, Depreciation, and Amortization (EBITDA), Individual Performance Objectives (IPOs), and Safety

•  Actual payout can range from 0-200% of target

•  Because safe operations are a fundamental expectation of all employees at all times, in 2021 safety is a negative modifier that may reduce payments earned under other performance metrics if trailing and leading indicators are not attained

Long-term cash and equity incentives	Encourage executives to create long-term value for stockholders

•  Granted as a combination of time-based TETRA RSUs and performance-based cash awards; mix provides increased retention value and rewards participants for both improved financial results and improved relative TETRA stock price performance

•  50% of 2021 LTI Award: Long-term Performance-based Cash

−  3-year performance period

−  Payout range of 0% - 200% of target

−  Performance based on pre-established metrics:

50% - Relative Total Stockholder Return (RTSR)

50% - Return on Net Capital Employed (RONCE) (EBIT)

•  50% of 2021 LTI Award: TETRA Restricted Stock Units (RSUs)

−  Vests in installments over 3-year period

−  Ultimate value is dependent on stock price

−  TETRA RSUs provide full-value shares to our Senior Management, which is key to retention and aligning interests with our stockholders

• The RONCE (EBIT) performance measure focuses NEOs and Senior Management on creation of sustainable stockholder value through efficient use of capital to generate profits
Employee benefits	Provide industry-standard benefits so executives can successfully execute their roles and maintain their well-being	• Benefit options offered to our executives are the same as other employees • Retirement plans include 401(k) and deferred compensation	• The Company matching contribution under our 401(k) plan was reinstated in July 2021

Our utilization of each of these elements in our 2021 compensation program is discussed in detail below.

Base Salary

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COMPENSATION DISCUSSION & ANALYSIS

The onset of the global COVID-19 pandemic and subsequent drop in energy prices during the first quarter of 2020 caused an immediate reduction in demand for our products and services. In response, we actively managed our flexible cost structure by implementing temporary and permanent cost reductions, including reduced capital expenditures, workforce reductions, salary reductions, and suspension of matching contributions under our 401(k) plan.  Effective April 11, 2020, the base pay of each of our NEOs was reduced by 20%. Effective July 31, 2021, in light of increased commodity prices and improved activity levels, base salaries for Messrs. Murphy and Serrano were partially reinstated to 90% of 2020 pre-pandemic levels, and base salaries for each of our other NEOs were fully reinstated to 100% of 2020 pre-pandemic levels. Also effective on July 31, 2021, the Committee increased Mr. Moeller’s base salary by 15.2% in consideration of his new responsibilities managing our carbon capture and energy storage initiatives.

The table below shows the partially- or fully-reinstated base salary for each of our NEOs as of July 31, 2021 that are still in effect as of the date of this Proxy Statement, including the adjustment noted above for Mr. Moeller.

Name	Title	Unreduced 2020 Base Salary	Reduced Base Salary Effective April 11, 2020	Reinstated Base Salary Effective July 31, 2021
Brady M. Murphy	President & Chief Executive Officer	$700,000	$560,000	$630,000
Elijio V. Serrano	Sr. Vice President & Chief Financial Officer	450,000	360,000	405,000
Matthew J. Sanderson	Sr. Vice President	415,000	332,000	415,000
Timothy C. Moeller	Sr. Vice President	330,000	264,000	380,000
Jacek M. Mucha	Vice President - Finance & Treasurer	260,000	208,000	260,000

Annual Cash Incentives

In July of 2021, in connection with the salary adjustments discussed above, the Committee increased the annual performance-based cash incentive targets for our CEO and CFO, placing a larger portion of their target total direct compensation at risk. Specifically, Mr. Murphy’s annual cash incentive target was increased from 100% of his annual base salary to 125% of his annual base salary, and Mr. Serrano’s annual cash incentive target was increased from 80% of his annual base salary to 100% of his annual base salary.

The following table sets forth the annual cash award opportunities for the 2021 plan year, shown as a percentage of annual base salary, for our CEO and each of our other NEOs. As an example, as shown below, Mr. Murphy’s target award opportunity is 125% of his base salary; therefore, his threshold award opportunity, which is 30% of his target award opportunity, is 37.5% of his base salary. No amounts may be earned below the threshold percentage of base salary for any performance measure, and award opportunities are capped at the over-achievement percentage of base salary level for the NEOs shown in the table below. The target annual cash incentive opportunity for each NEO is based on his final 2021 base salary, as shown in the last column of the table above under “Base Salary.”

	Threshold % of Base Salary (30% of Target Award)	Target Award as % of Base Salary	Stretch % of Base Salary (150% of Target Award)	Over-Achievement % of Base Salary (200% of Target Award)
Brady M. Murphy	37.5%	125.0%	187.5%	250.0%
Elijio V. Serrano	30.0%	100.0%	150.0%	200.0%
Matthew J. Sanderson	21.0%	70.0%	105.0%	140.0%
Timothy C. Moeller	21.0%	70.0%	105.0%	140.0%
Jacek M. Mucha	15.0%	50.0%	75.0%	100.0%

The following table sets forth the performance measures and target performance objectives approved by the Committee for each of our NEOs for the 2021 plan year under the CICP, and the business consideration underlying each performance measure. Please refer to Appendix A of this Proxy Statement for  reconciliations of non-GAAP financial measures.

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COMPENSATION DISCUSSION & ANALYSIS

Performance Measure	Target Performance Objective	Business Consideration
Aggregate Division Adjusted EBITDA (Determined based on the sum of Division Adjusted EBITDA results, adjusted to include an allocation of Corporate EBITDA)	$53.0 million at target (applicable to Messrs. Murphy and Serrano)

The Aggregate Division Adjusted EBITDA performance measure applies only to Corporate participants and ensures focus on the financial outcome of day-to-day and long-term operating decisions that impact the overall profitability of our businesses, including:

•    Ensuring that day-to-day spending is tightly managed and aligned with our annual operating budget, and that operational plans and projects (including acquisitions) are quickly integrated in order to maximize efficiencies.

•    Prioritizing projects across the organization to elevate focus on those that have the greatest potential return on investment.

•    Driving cross-functional alignment among product lines and geographies to capture incremental improvements in productivity.

Division Adjusted EBITDA for: Completion Fluids & Products, and Water & Flowback Services

Completion Fluids & Products: $65.2 million at target

Water & Flowback Services: $15.3 million at target

(the sum of the two targets is applicable to Messrs. Sanderson and Mucha, the Completion Fluids & Products target is applicable to Mr. Moeller)

Our NEOs impact line-of-sight Division Adjusted EBITDA by:

•   Ensuring differentiation of service quality and depth of service, which position us to manage pricing through market cycles and pursue and maintain relationships with the most profitable customers.

•   Driving reductions in our cost to deliver services, through robust cost controls, automation, and new technologies.

•   Managing external relationships, including strong marketing efforts to spearhead our introduction to new geographies and customers.

•   Fostering innovation to develop new products and technologies that expand our customer base.

•   Supporting integration of our service offerings, to broaden the scope of products and services we offer to new and existing customers.

Individual Performance Objectives (“IPOs”)

IPOs provide an opportunity for each NEO to earn incentive compensation based on their personal or team performance compared to established target objectives reviewed by the Committee at the beginning of the plan year. We believe that IPOs are a critical component of the plan structure, as they drive performance related to specific strategic objectives and line-of-sight goals.

Under the annual incentive awards for 2021, safety is a negative modifier that may reduce payments earned under other performance metrics if trailing and leading indicators are not attained. In addition, actual results for the Aggregate Division Adjusted EBITDA and Division Adjusted EBITDA performance measures had to reach a minimum threshold level of 70% of the established target performance objectives shown in the table below for any portion of the awards based on those measures to be earned. A threshold payment level of 30% corresponds to the threshold performance level of 70% for each such performance objective and a maximum payment level of 150% corresponds to the maximum performance level of 125% for each such performance objective. For actual results that fall between threshold and maximum, straight line interpolation is used to determine the earned amount of the award. For results that exceed 125% of an established target performance objective, an over-achievement payment of up to 200% of an individual’s target award may be allocated by the Committee on a discretionary basis.

The following table shows the target performance objective and actual 2021 result for each performance measure applicable to our NEOs, as well as the IPOs that were reviewed and approved by the Committee for each of our NEOs for the 2021 plan year.

Performance Measure	Target Performance Objective	Result of 2021 Performance Period
Aggregate Division Adjusted EBITDA	$53.0 million	$38.0 million (71.7% of target)
Division Adjusted EBITDA, Completion Fluids & Products	$65.2 million	$50.0 million (76.8% 0f target)
Division Adjusted EBITDA, Water & Flowback Services	$15.3 million	$14.9 million (94.0% of target)

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COMPENSATION DISCUSSION & ANALYSIS

IPOs	NEO to Which Each IPO Applies
	Mr. Murphy	Mr. Serrano	Mr. Sanderson	Mr. Moeller	Mr. Mucha
Achieve 2021 RONCE goal, deliver target free cash flow, and right-size corporate SG&A following divestiture of CSI Compressco	X	X	X	X	X
Maintain overall driving scores at or above 90%, improve TRIR a minimum of 15% compared to 2020	X	X	X	X	X
Ensure execution of key employee development plans, retain at least 90% of identified key employees, make meaningful progress toward D&I objectives	X	X	X	X

Continue to progress long-term strategies, including continued differentiation of water and flowback services, develop branding around new initiatives, continue to develop low carbon strategies, improve international market share

	X	X	X	X
Overall 2021 IPO Performance Rating	Exceptional	Exceeds Expectations	Exceeds Expectations	Exceptional	Exceptional

The following table shows the weight of each performance measure, the percentage of the award deemed to have been earned based on the performance criteria discussed above and 2021 results, and the amount of the award opportunity earned related to each performance measure.

	Target Amount of 2021 Award Opportunity	Weight of Financial Performance Measure	Weighted % of Financial Performance Measure Earned	Weight of IPOs	Weighted % of IPOs Earned	Total Amount of 2021 Award Earned
Brady M. Murphy	$787,500	75.0%	25.4%	25.0%	23.3%	$383,035
Elijio V. Serrano	405,000	75.0%	25.4%	25.0%	20.6%	186,358
Matthew J. Sanderson	290,500	75.0%	41.2%	25.0%	18.9%	174,543
Timothy C. Moeller	266,000	75.0%	34.3%	25.0%	23.3%	153,186
Jacek M. Mucha	130,000	75.0%	41.2%	25.0%	25.0%	86,071

Long-Term Incentives

2021 Awards of Long-Term Incentives

Target values of awards of long-term incentives granted to our NEOs in 2021 consist 50% of TETRA RSUs and 50% of long-term performance-based cash. In establishing the structure of these awards, the Committee considered the following factors: the similar retention value provided by long-term awards of equity and cash; their desire to ensure that a minimum of 50% of the target values of long-term awards would be at-risk, based on achievement of specific long-term financial and other performance objectives; and, the need to conserve the number of stockholder approved equity awards available under our equity plan.

The following table summarizes the 2021 awards of long-term incentives to each of our NEOs.

	Target Value of TETRA Restricted Stock Units(1)	Target Value of Long-Term Performance-Based Cash	Total Target Long-Term Award Value(1)
Brady M. Murphy	$1,250,000	$1,250,000	$2,500,000
Elijio V. Serrano	500,000	500,000	1,000,000
Matthew J. Sanderson	300,000	300,000	600,000
Timothy C. Moeller	200,000	200,000	400,000
Jacek M. Mucha	112,500	112,500	225,000
(1)

The values of TETRA RSUs and the Total Long-Term Award Values in the table above reflect the values targeted by the Committee when granting these awards. The numbers of TETRA RSUs awarded are determined using 20-day average closing market prices through the day prior to the award date. For actual grant date values of the number of TETRA RSUs awarded, refer to the Summary Compensation Table.

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The Committee has historically approved awards of long-term incentives on an annual basis, in February of each calendar year, following their review of prior calendar year performance. The Committee approved annual awards of TETRA RSUs under the TETRA First Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) to each of our NEOs on February 17, 2021. One-third of the RSUs vested on the first anniversary of the grant date, and a one-sixth portion of the RSUs will vest every six months until fully vested.

Also on February 17, 2021, the Committee established performance measures and performance objectives applicable to the long-term, performance-based cash portions of the LTI awards granted to our NEOs. Such awards were granted under the CICP for the three-year performance period ending on December 31, 2023. The performance measures and the relative weights of each such performance measure for these long-term cash incentive awards are:

•	TETRA's RONCE (EBIT) for each year in the three-year period ending December 31, 2023, weighted 50%; and
•	total stockholder return relative to our peer group for the three-year period ending December 31, 2023, weighted 50%.

For these 2021 long-term cash awards, the Committee determined to utilize the RONCE (EBIT) performance measure in order to focus our NEOs and Senior Management on creation of sustainable stockholder value.

In addition, a cap of 100% of the target award amount will be imposed on the 50% portion of the long-term cash awards based on relative TSR if our absolute TSR over the three-year performance period is negative. The Committee believes that this provision promotes better alignment with the financial outcomes experienced by our long-term stockholders.

On an annual basis, with the assistance of its compensation consultant, the Committee develops a peer group that is used to measure our RTSR under our long-term cash incentive awards. The peer group is comprised of companies that directly compete with us in terms of one or more of the products and services we offer or the customers and geographies we serve. The following peer group was adopted by the Committee in November of 2020 in anticipation of their approval of the long-term cash incentive compensation awards for the performance period of January 1, 2021 through December 31, 2023:

Compensation & Performance Peer Group Used to evaluate the competitiveness of executive compensation and our RTSR under performance-based long-term cash incentive awards	• Archrock, Inc. • ChampionX Corporation • Exterran Corporation • Forum Energy Technologies, Inc. • Liberty Oilfield Services, Inc. • Newpark Resources, Inc.	• Oil States International, Inc. • Patterson-UTI Energy, Inc. • Precision Drilling Corp. • RPC Inc. • Select Energy Services, Inc. • USA Compression Partners LP

For each performance measure, the following performance objectives and payment levels have been established by the Committee. If actual results fall between these established performance levels, straight line interpolation will be used to determine earned amounts of the awards:

•

For TETRA's RONCE (EBIT), the threshold performance level is 80% of the target performance objective and corresponds to a 30% payment level; no portion of the award may be earned for results below the threshold performance level. The stretch performance level is 125% of the target performance objective and corresponds to a 150% payment level, and the over-achievement performance level is 150% of the target performance objective and corresponds to a 200% payment level.

•

For total stockholder return relative to our peer group for the three-year period ending December 31, 2023, the threshold performance level is 50% of the target performance objective and corresponds to a 0% payment level; no portion of the award may be earned for results below the threshold performance level. The stretch performance level is 150% of the target performance objective and corresponds to a 200% payment level.

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COMPENSATION DISCUSSION & ANALYSIS

The amounts of the awards that may be earned by a participant at the end of the three-year performance period will be based on our attainment of these performance objectives, subject to the discretion of the Committee.

Payment of Long-Term Performance-Based Cash Incentives Granted in 2019

In February of 2019, the Committee established performance measures and performance objectives applicable to long-term cash incentive awards granted to certain of our NEOs under the CICP for the three-year performance period ending on December 31, 2021. The performance measures for these long-term incentive awards granted to Messrs. Murphy, Serrano, and Sanderson were: TETRA’s cash from operations per share for each year in the three-year period ended December 31, 2021; and total stockholder return relative to our performance peer group for the three-year period ending December 31, 2021. The performance measure for these long-term incentive awards granted to Messrs. Moeller and Mucha was TETRA’s cash from operations per share for each year in the three-year period ended December 31, 2021.

In addition, in May of 2019 upon Mr. Murphy’s promotion to the position of Chief Executive Officer, the Committee established a performance measure and performance objectives applicable to a long-term cash incentive award for the three-year performance period ending December 31, 2021. The sole performance measure for this long-term cash incentive award was RONCE (EBIT), determined on an annual basis, with payment of any earned amounts deferred until March of 2022. Our RONCE (EBIT) performance measure is defined as earnings before interest and tax (EBIT), divided by the average of current year and last year net capital employed. Net capital employed is defined as total assets minus cash, minus current liabilities, plus current debt. The Committee utilized the RONCE (EBIT) performance measure for this long-term incentive award in order to focus our then incoming CEO on the creation of sustainable stockholder value. Please refer to Appendix A in this Proxy Statement for reconciliations of non-GAAP financial measures.

Payments Earned Under 2019 relative TSR Performance Measure. The following performance peer group was adopted by the Committee in 2019 in connection with their approval of the long-term cash incentive compensation awards based on relative TSR for the performance period of January 1, 2019 through December 31, 2021:

Performance Peer Group Used to evaluate our RTSR under performance-based long-term incentive awards	• Archrock, Inc. • Basic Energy Services, Inc. • C&J Energy Services, Inc. • Flotek Industries, Inc. • Forum Energy Technologies, Inc. • Helix Energy Solutions Group, Inc. • Key Energy Services, Inc.

•   Natural Gas Services Group, Inc.

•   Newpark Resources, Inc.

•   Oceaneering International, Inc.

•   Select Energy Services, Inc.

•   Superior Energy Services, Inc.

•   Tidewater Inc.

•   USA Compression Partners, LP

For the relative TSR performance measure, a threshold, target, and stretch performance objective was established by the Committee. The following table provides the specific performance objectives established by the Committee for the relative TSR performance measure and the portion of the target amount of the award that would be earned at each level of performance:

2019 Long-Term Performance-Based Cash Incentives: TSR vs. Peer Group
Performance Level	Target Performance Objective	Portion of Target Award Vested
Threshold	25th %tile	0%
Target	50th %tile	100%
Stretch	75th %tile	200%

Based on an analysis of our results for the performance period ended December 31, 2021, the Committee determined that our total stockholder return placed us at the 96.7th percentile of the applicable peer group, above the stretch performance level. In addition, our absolute TSR for the period was 52.9%, and we were one of only two companies in our peer group to achieve a positive TSR for the period of January 1, 2019 through December 31, 2021. Accordingly, the Committee determined that 200% of the relative TSR portion of the 2019 award had been earned, and approved payment of the following earned portions of the 2019 awards based on relative TSR to the following NEOs who received such awards:

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	Target Value of 2019 Long-Term Cash Incentive Award based on Relative TSR	Amount Earned as of December 31, 2021	% of Target Award Opportunity Earned
Brady M. Murphy	$375,000	$750,000	200.0%
Elijio V. Serrano	237,500	475,000	200.0%
Matthew J. Sanderson	125,000	250,000	200.0%

Payments Earned Under 2019 Cash from Operations per Share Performance Measure. The following table provides the specific performance objectives established by the Committee for the cash from operations per share performance measure and the portion of the target amount of the award that would be earned at each level of performance:

2019 Long-Term Performance-Based Cash Incentives: 3-Year Cash From Operations per Share
	Target Performance Objectives			Portion of
Performance Level	Year 1	Year 2	Year 3	Target Award Vested
Threshold	$0.33	$0.56	$0.65	0%
Target	$0.41	$0.70	$0.81	100%
Stretch	$0.51	$0.88	$1.01	200%

The Committee determined that our three-year cash from operations per share results for the performance period did not reach the required threshold level of performance and no portions of the 2019 long-term, performance-based cash awards were earned by the following NEOs who received such awards:

	Target Value of 2019 Long-Term Cash Incentive Award based on Cash from Operations per Share	Amount Earned as of December 31, 2021	% of Target Award Opportunity Earned
Brady M. Murphy	$375,000	$0	0.0%
Elijio V. Serrano	237,500	0	0.0%
Matthew J. Sanderson	125,000	0	0.0%
Timothy C. Moeller	62,500	0	0.0%
Jacek M. Mucha	30,000	0	0.0%

Payments Earned Under 2019 RONCE (EBIT) Performance Measure. The following table provides the specific performance objectives established by the Committee for the RONCE (EBIT) performance measure and the percentage of the target amount of the award that may be earned at each level of performance, as well as the portion of the total target award amount that may be earned for each year within the three-year performance period:

2019 Long-Term Performance-Based Cash Incentives: RONCE (EBIT)
	Target Performance Objectives			Portion of
Performance Level	Year 1	Year 2	Year 3	Target Award Vested
Threshold	2.0%	8.9%	10.7%	30%
Target	2.5%	11.1%	13.4%	100%
Stretch	3.1%	13.9%	16.8%	150%
OA	3.8%	41.9%	48.1%	200%
Portion of Total Award That May Be Earned, at Target, for Performance in Each Year	10.0%	41.9%	48.1%

The Committee determined that our RONCE (EBIT) result for the first year in the three-year performance period was 2.8%, above the target performance level established for that year, and 124% of the 10% portion of the total target award for the first year was deemed to be earned. Following the end of the second and third years in the three-year performance period, the Committee determined that our RONCE (EBIT) results for each applicable year did not reach the required threshold level of performance. Payment of the portion of the award earned based on performance during the first year was deferred until March 2022 for Mr. Murphy:

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COMPENSATION DISCUSSION & ANALYSIS

	Target Value of 2019 Long-Term Cash Incentive Award based on RONCE (EBIT)	Amount Earned as of December 31, 2021	% of Target Award Opportunity Earned
Brady M. Murphy	$1,000,000	$124,000	12.4%

Payments Earned Under 2020 Performance Awards

During 2020, the sudden onset of the global COVID-19 pandemic and subsequent drop in energy prices created a need to review and refocus the target performance objectives established under our CICP for 2020. Considering this uncertainty and acknowledging our particular need to retain key employees critical to the long-term success of our businesses, the Committee approved time- and performance-based incentive awards (“Performance Awards”) for certain NEOs, that would be settled at the end of the performance period in a combination of cash and stock.

In determining the structure and maximum award opportunities available under the Performance Awards, the Committee gave significant weight to the following factors:

•	The base salary of each of our NEOs had been reduced by 20%.
•	Annual awards under our CICP for 2020 were not expected to be earned (and in fact, none of the NEOs who received a 2020 Performance Award earned any portion of their CICP award for 2020).
•	The market for executive management talent was very competitive with a number of companies emerging from bankruptcies with strong balance sheets and looking for new leadership.

The maximum value of each Performance Award was equal to 100% of each NEOs’ unreduced annual base salary for 2020 (“Unreduced Salary”). The Performance Awards were comprised of the following four components:

□ Component One Time-Based Amount
■ Component Two Time-Based Amount
■ Component One Maximum Performance-Based Amount
■ Component Two Maximum Performance-Based Amount

The dollar value of the time-based amount and maximum performance-based amount with respect to each component of the Performance Awards granted to each NEO is shown in the table below:

	Component One Time-Based Amount	Component One Maximum Performance-Based Amount	Component Two Time-Based Amount	Component Two Maximum Performance-Based Amount
Brady M. Murphy	$87,500	$87,500	$87,500	$437,500
Elijio V. Serrano	56,250	56,250	56,250	281,250
Matthew J. Sanderson	51,875	51,875	51,875	259,375
Timothy C. Moeller	41,250	41,250	41,250	206,250
Jacek M. Mucha	32,500	32,500	32,500	162,500
•

Component One – The maximum amount of component one of the Performance Awards (“Component One”) was equal to 25% of each applicable NEO’s Unreduced Salary. One half of Component One was time-based and earned on the earlier of April 2, 2021 and the date of a “Change in Control” (as defined in the 2018 Plan) (such applicable date, the “Achievement Date”), contingent upon the NEO’s continued employment through the Achievement Date. The remainder of Component One was earned based upon (i) the NEO’s continued employment through the Achievement Date and (ii) our attainment of at least (x) $60 million of liquidity as of

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December 31, 2020 and (y) $8 million of adjusted EBITDA for the fourth quarter of 2020. To the extent performance exceeded such threshold goals, the amount earned with respect to the performance-based portion of Component One was proportionately increased to reflect the amount by which performance exceeded such goals.

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COMPENSATION DISCUSSION & ANALYSIS

•Component Two – The maximum amount of component two of the Performance Awards (“Component Two”) was equal to 75% of each applicable NEO’s Unreduced Salary. One-sixth of Component Two was time-based and earned on the  Achievement Date, contingent upon the NEO’s continued employment through such date. The remainder of Component Two was earned based upon (i) the NEO’s continued employment through the Achievement Date and (ii) the level of appreciation of the average closing market price for our common stock over a minimum of $0.28 per share (the closing market price for our stock on March 31, 2020) for the ten consecutive trading days preceding March 31, 2021.

$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
MARKET CAP ($000)
$215.2M
increase in
stockholder
value at
maximum
target market
price.
Market Cap at
7/6/2020
Market Cap at
Performance Award
Maximum Target
Market Price

Average Stock Price as of March 31, 2021	Component Two Performance-Based Amount (% of Unreduced Salary)
$0.28 or less	—%
$0.57	12.5%
$1.14	37.5%
$2.28	62.5%

As of April 2, 2021, each NEO who received a Performance Award earned the Component One and Two time-based amounts. Further, based on our attainment of $93.7 million of liquidity as of December 31, 2020, adjusted EBITDA of $11.3 million for the fourth quarter of 2020, and an average closing market price of $2.72 for the ten consecutive trading days preceding March 31, 2021, 84.3% of the Component One performance-based amount (based on the proportional increase in liquidity from the $60 million target to our $93.7 million result), and 100% of the Component Two performance-based amount were deemed to have been earned. Please refer to Appendix A in this Proxy Statement for reconciliations of non-GAAP financial measures. The table below shows amounts earned and payable in cash and stock with respect to the Performance Awards as determined on the April 2, 2021 Achievement Date, and reported as compensation earned during 2021 in the Summary Compensation Table in this Proxy Statement.

	Total Target Amount of Performance Award Earned	Portion of Award Paid in Cash	Portion of Award Paid in Immediately Vested Shares
Brady M. Murphy	$686,263	61.7%	38.3%
Elijio V. Serrano	441,169	61.7%	38.3%
Matthew J. Sanderson	406,856	80.9%	19.1%
Timothy C. Moeller	323,524	80.9%	19.1%
Jacek M. Mucha	254,898	80.9%	19.1%

Retirement, Health, and Welfare Benefits

We offer a variety of health and welfare benefits to all eligible employees. Members of Senior Management are generally eligible for the same benefit programs on the same basis as the broad-base of our employees. Our health and welfare programs are intended to protect employees against catastrophic loss and to encourage a healthy lifestyle. These health and welfare programs include medical, wellness, pharmacy, dental, life insurance, short-term and long-term disability insurance, and insurance against accidental death and disability.

401(k) Plan. We offer a 401(k) program that is intended to supplement a participant’s personal savings and social security benefits. Under our 401(k) Retirement Plan (the “401(k) Plan”), eligible employees may contribute on a pretax basis up to 70% of their compensation, subject to an annual maximum dollar amount established under the Code. We generally make a matching contribution under the 401(k) Plan equal to 50% of the first 8% of annual compensation the participant contributes to the 401(k) Plan. Matching contributions under the 401(k) Plan were suspended from April of 2020 through October of 2021 in connection with cost reduction actions taken in response to the global COVID-19 pandemic. As of December 31, 2021, approximately 88% of all eligible employees were participating in the 401(k) Plan. All employees (other than nonresident aliens) who have reached the age of

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eighteen are eligible to participate in the 401(K) Plan beginning on the first day of the month following their completion of 30 days of service with us.

Nonqualified Deferred Compensation Plan. We provide our Senior Management, directors, and certain other key employees with the opportunity to participate in the Executive Nonqualified Excess Plan, an unfunded, deferred compensation program. There were 13 participants in the program at December 31, 2021 (none of our current NEOs participate in this plan). Under the program, participants may defer a specified portion of their annual total cash compensation, including salary and performance-based cash incentive compensation, subject to certain established minimums. The amounts deferred may increase or decrease depending on the deemed investment elections selected by the participant from among various hypothetical investment election options. Deferral contributions and earnings credited to such contributions are 100% vested and may be distributed in cash at a time selected by the participant and irrevocably designated on the participant’s deferral form. In-service distributions may not be withdrawn until two years following the participant’s initial enrollment. Notwithstanding the participant’s deferral election, the participant will receive distribution of his deferral account if the participant becomes disabled or dies, or upon a change in control.

Perquisites

Perquisites (“perks”) are not a material component of our executive compensation. In general, NEOs are not compensated for and do not receive reimbursements for meals, airline and travel costs other than those costs allowed for all employees, or for tickets to sporting events or entertainment events, unless such tickets are used for business purposes. Further, our NEOs do not receive compensation or reimbursements for hunting and fishing camp costs or home security expenses. During 2021, no NEO received any compensation for or reimbursement of any of the foregoing costs or expenses incurred for non-business purposes.

Clawback Policy

In 2018, the Committee adopted the Executive Incentive Compensation Recoupment Policy, or Clawback Policy.  This policy covers recoupment of certain incentive compensation paid to certain of our officers, including each of our NEOs.  Incentive compensation includes any performance bonuses or incentive awards, including short and long-term incentive bonuses (in cash or otherwise) and all forms of equity-based awards that are granted, earned or vested under any TETRA plan, arrangement or agreement based wholly or in part on the attainment of a financial reporting measure. The policy provides a mechanism to recoup incentive compensation in the event we are required to prepare a restatement of our previously issued financial statements to correct one or more errors that are material to those financial statements (other than to comply with changes in applicable accounting principles or to reflect retrospective reclassification or adjustment in accordance with applicable SEC rules and regulations) due to our material noncompliance with any financial requirement under the federal securities laws or in the event that our board concludes that a covered officer engaged in misconduct that caused significant financial or reputational harm to us but did not cause the need for a restatement of our financial statements.

Severance Plan and Termination Payments

With the exception of the Change of Control Agreements described below, we do not have a defined severance plan for, or any agreement with, any Named Executive Officer that would require us to make any termination payments.

Employment Agreements

We have previously entered into employment agreements with Messrs. Murphy, Serrano, Sanderson, Moeller, and Mucha that are substantially identical to the form of agreement executed by all of our employees. Each agreement evidences the at-will nature of employment and does not guarantee the term of employment, which is entirely at the discretion of the Board of Directors, or otherwise set forth the salary and other compensation of the NEOs, which is established in accordance with the procedures described above.

Double Trigger Change of Control Agreements

We have entered into change of control agreements ("COC Agreements") with each of our current NEOs and certain other members of our Senior Management. Each COC Agreement has an initial two-year term, with an

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COMPENSATION DISCUSSION & ANALYSIS

automatic one-year extension on the second anniversary of the effective date (or any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreements, we have an obligation to provide certain benefits to each NEO upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of TETRA. A qualifying termination event under the COC Agreements includes termination of the NEO’s employment by us other than for Cause (as that term is defined in the COC Agreements) or termination by the NEO for Good Reason (as that term is defined in the COC Agreements). For an overview of the specific terms and conditions of the NEOs' COC Agreements, please read the section titled "Potential Payments upon a Change of Control or Termination" below.

Indemnification Agreements

Each of our current directors and NEOs has executed an indemnification agreement that provides that we will indemnify these directors and officers to the fullest extent permitted by our Restated Certificate of Incorporation, Amended and Restated Bylaws and applicable law. The indemnification agreement also provides that our directors and officers will be entitled to the advancement of fees as permitted by applicable law, and sets out the procedures required for determining entitlement to and obtaining indemnification and expense advancement. In addition, our charter documents provide that each of our directors and officers and any person serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise is indemnified to the fullest extent permitted by law in connection with any threatened, pending, or completed action, suit, or proceeding (including civil, criminal, administrative, or investigative proceedings) arising out of or in connection with his or her services to us or to another corporation, partnership, joint venture, trust, or other enterprise, at our request. We purchase and maintain insurance on behalf of any person who is a director or officer of the aforementioned corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as an officer or director.

Stock Ownership Guidelines

Our Board of Directors has adopted a policy regarding stock ownership guidelines for our directors and executive officers. The stock ownership guidelines provided under the policy are intended to align the interests of our directors and executive officers with the interests of our stockholders. Under this policy, our executive officers must hold shares of our common stock equal to a multiple, based upon position, of their base salary. The multiples applicable to our executive officers are as follows:

•	Chief Executive Officer, five-times base salary;
•	Chief Financial Officer, two-times base salary; and,
•	Senior Vice Presidents, General Counsel, and Vice Presidents, one-times base salary.

Newly elected officers and directors have five years from the date of appointment to achieve compliance with the policy. As of the date of this report, subject to the transition period described above, all officers and directors are in compliance with the policy.

Tax and Accounting Implications of Executive Compensation

Under Section 162(m) of the Code, publicly-held corporations generally may not take a tax deduction for compensation paid in excess of $1,000,000 in a year with respect to the corporation’s chief executive officer and other named executive officers. The former exception to this $1,000,000 limitation for performance-based compensation was repealed by the Tax Cuts and Jobs Act of 2017.

We may from time-to-time pay compensation to our executive officers that may not be deductible, including payments made under our CICP, discretionary bonuses, and other types of compensation outside of our plans. Although tax deductibility is one of the factors we consider in the design of our compensation plans and programs, we believe that our interests are best served by providing competitive compensation opportunities to our NEOs and other members of Senior Management, even if that results in the non-deductibility of certain amounts under the Code.

60 I TETRA Technologies, Inc.	2022 Proxy Statement

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Human Capital Management and Compensation Committee met five times during the year ended December 31, 2021. The Human Capital Management and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon the review and discussions described above, the Human Capital Management and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.

Submitted by the Human Capital Management and Compensation Committee of the Board of Directors,

Thomas R. Bates, Jr., Chairman

John F. Glick

Sharon B. McGee

Shawn D. Williams

This report of the Human Capital Management and Compensation Committee shall not be deemed “soliciting material” or be “filed” with the SEC subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

2022 Proxy Statement	TETRA Technologies, Inc. I 61

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation

The following table sets forth the compensation earned by (i) our Chief Executive Officer (“Principal Executive Officer”), (ii) our Chief Financial Officer (“Principal Financial Officer”), and (iii) each of our other three most highly compensated executive officers (each a “Named Executive Officer”), for the fiscal year ended December 31, 2021.

Summary Compensation Table

Name and Principal		Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
Brady M. Murphy	2021	$589,615	$-	$1,975,810	$-	$1,680,798	$7,703	$4,253,926
President & CEO	2020	624,615	-	1,286,609	-	-	4,308	1,915,532
	2019	642,154	-	1,703,461	-	502,670	5,600	2,853,885
Elijio V. Serrano	2021	$379,038	$-	$856,683	$-	$933,777	$3,584	$2,173,082
Sr. Vice President & CFO	2020	401,538	-	509,790	-	96,520	4,154	1,012,002
	2019	450,000	-	511,193	-	475,686	8,400	1,445,279
Matthew J. Sanderson	2021	$367,115	$-	$489,614	$-	$753,587	$-	$1,610,316
Sr. Vice President	2020	370,308	-	299,832	-	50,800	5,108	726,048
	2019	405,385	-	358,682	-	303,315	8,400	1,075,782
Timothy C. Moeller	2021	$313,077	$-	$336,819	$-	$414,835	$2,727	$1,067,458
Sr Vice President	2020	286,269	-	121,379	-	-	3,734	411,382
	2019	300,000	-	134,488	-	86,172	9,500	530,160
Jacek M. Mucha	2021	$230,000	$-	$203,976	$-	$292,219	$2,684	$728,879
VP Finance & Treasurer	2020	232,000	-	114,098	-	-	3,200	349,298
	2019	226,154	-	74,794	-	91,728	6,104	398,780
(1)

None of our current NEOs is a participant in the Executive Nonqualified Excess Plan; however, if an NEO were to participate in the plan, amounts shown in the “Salary” column would include amounts earned but deferred pursuant to the Executive Nonqualified Excess Plan.

(2)

The amounts included in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of awards granted during the fiscal years ended December 31, 2021, 2020, and 2019, in accordance with FASB ASC Topic 718. A discussion of the assumptions used in valuation of option awards granted under the TETRA equity plans may be found in “Note 13 - Equity-Based Compensation and Other” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 28, 2022. Amounts shown for 2021 include the value of immediately vested shares paid in lieu of cash for portions of the earned amounts of the 2020 Performance Awards and the value of restricted stock units (RSUs) that vest over a period of three years following the date of grant under our 2021 Long-Term Incentive Awards, as shown in the table below:

Name	Earned Portions of 2020 Performance Awards Paid in Immediately Vested Shares for Period Ending April 1, 2021	Value of 3-Year Vesting Restricted Stock Units Granted Under 2021 Long-Term Incentive Awards	Stock Awards
	($)	($)	($)
Brady M. Murphy	$273,235	$1,702,575	$1,975,810
Elijio V. Serrano	175,652	681,031	856,683
Matthew J. Sanderson	80,996	408,618	489,614
Timothy C. Moeller	64,406	272,413	336,819
Jacek M. Mucha	50,744	153,232	203,976
(3)

For each of our NEOs, amounts shown in the “Non-Equity Incentive Plan Compensation” column for 2021 include the earned amounts of the 2020 Performance Awards, excluding the value of the portions of such awards paid in shares of immediately-vested stock and reported in the “Stock Awards” column, as well as earned amounts of the 2021 Cash Incentive Compensation Plan awards and, for Messrs. Murphy, Serrano, and Sanderson, the long-term performance-based cash incentive earned for the three-year performance period ended December 31, 2021 under our Cash Incentive Compensation Plan, as shown in the table below:

Name	Earned Portions of 2020 Performance Awards Paid in Cash for Period Ending April 1, 2021	Earned Amounts of Annual Cash Incentive Compensation Plan Awards for Year Ending Dec. 31, 2021	Earned Amounts of Long-Term Performance-Based Cash Incentive Awards for 3-Year Period Ending Dec. 31, 2021	Non-Equity Incentive Plan Compensation
	($)	($)	($)	($)
Brady M. Murphy	$423,763	$383,035	$874,000	$1,680,798
Elijio V. Serrano	272,419	186,358	475,000	933,777
Matthew J. Sanderson	329,044	174,543	250,000	753,587
Timothy C. Moeller	261,649	153,186	—	414,835
Jacek M. Mucha	206,148	86,071	—	292,219
(4)	For 2021, the amounts reflected represent matching contributions under our 401(K) Retirement Plan following the reinstatement of such contributions in October 2021.

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COMPENSATION OF EXECUTIVE OFFICERS

Grants of Plan Based Awards

The following table discloses the actual number of TETRA RSUs granted during the fiscal year ended December 31, 2021 to each Named Executive Officer, including the grant date fair value of these awards, and the threshold, target, and maximum amounts of annual cash incentives and long-term non-equity (cash) incentives granted to each Named Executive Officer.

Grants of Plan Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date
Name	Grant Date	Threshold	Target	Maximum		Number of Shares of Stock or Units(1)	Number of Securities Underlying Options	or Base Price of Option Awards	Fair Value of Stock and Option Awards(2)
		($)	($)	($)		(#)	(#)	($/Share)	($)
Brady M. Murphy	2/17/2021					647,367			$1,702,575
	2/17/2021	$236,250	$787,500	$1,575,000	(3)
	2/17/2021	$-	$625,000	$1,250,000	(4)
	2/17/2021	$187,500	$625,000	$1,250,000	(4)
Elijio V. Serrano	2/17/2021					258,947			$681,031
	2/17/2021	$121,500	$405,000	$810,000	(3)
	2/17/2021	$-	$250,000	$500,000	(4)
	2/17/2021	$75,000	$250,000	$500,000	(4)
Matthew J. Sanderson	2/17/2021					155,368			$408,618
	2/17/2021	$87,150	$290,500	$581,000	(3)
	2/17/2021	$-	$150,000	$300,000	(4)
	2/17/2021	$45,000	$150,000	$300,000	(4)
Timothy C. Moeller	2/17/2021					103,579			$272,413
	2/17/2021	$79,800	$266,000	$532,000	(3)
	2/17/2021	$-	$100,000	$200,000	(4)
	2/17/2021	$30,000	$100,000	$200,000	(4)
Jacek M. Mucha	2/17/2021					58,263			$153,232
	2/17/2021	$39,000	$130,000	$260,000	(3)
	2/17/2021	$-	$56,250	$112,500	(4)
	2/17/2021	$16,875	$56,250	$112,500	(4)
(1)	The amounts reported are the number of TETRA RSUs granted in 2021.
(2)

The dollar amount reported reflects the fair value on the date of grant in accordance with FASB ASC Topic 718. A discussion of the assumptions used in valuation of option awards granted during 2020 may be found in “Note 13 - Equity-Based Compensation and Other” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 28, 2022.

(3)

The non-equity incentive plan award amounts granted on February 17, 2021 and later amended on July 31, 2021 for Messrs. Murphy and Serrano are the threshold, target, and maximum amounts of the annual cash incentive awards granted for 2021 performance under our CICP based on the revised annual base salaries approved in July 2021 for each NEO. The actual amounts of annual cash incentive earned for 2021 performance are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above and are as follows: Mr. Murphy, $383,035; Mr. Serrano, $186,358; Mr. Sanderson, $174,543; Mr. Moeller, $153,186; and, Mr. Mucha, $86,071.

(4)

The non-equity incentive plan award amounts granted on February 17, 2021 are the threshold, target, and maximum amounts of the long-term cash incentives granted for the January 1, 2021 through December 31, 2023 performance period that may be paid, to the extent earned and at the Committee's discretion, in March 2024.

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COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year End

The following table shows certain information regarding outstanding stock option awards and restricted stock unit awards (RSUs) granted under the TETRA equity plans as of December 31, 2021.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards				Stock or Unit Awards
	Number of Securities Underlying Unexercised Options		Option	Option	Number of Shares or Units of Stock That Have		Market Value of Shares or Units of Stock That Have	Equity Incentive Plan Awards: Number of Unearned Units that Have	Equity Incentive Plan Awards: Market Value or Payout of Value of Unearned Units that Have
Name	Exercisable	Unexercisable	Exercise Price(1)	Expiration Date	Not Vested		Not Vested(2)	Not Vested	Not Vested
	(#)	(#)	($/Share)		(#)		($)	(#)	($)
Brady M. Murphy					53,810	(3)	$152,820
Brady M. Murphy					407,415	(4)	$1,157,059
Brady M. Murphy					268,582	(5)	$762,773
Brady M. Murphy					647,367	(6)	$1,838,522
Brady M. Murphy
Elijio V. Serrano	79,051		$6.60	8/15/2022
Elijio V. Serrano	29,646		$10.30	5/20/2023
Elijio V. Serrano	41,860		$11.16	5/20/2024
Elijio V. Serrano	70,978		$7.15	5/4/2025
Elijio V. Serrano	74,686		$7.14	5/2/2026
Elijio V. Serrano	139,706		$4.51	2/22/2027
Elijio V. Serrano	98,056		$3.87	2/22/2028
Elijio V. Serrano					34,080	(3)	$96,787
Elijio V. Serrano					106,419	(5)	$302,230
Elijio V. Serrano					258,947	(6)	$735,409
Matthew J. Sanderson	66,177		$4.51	2/22/2027
Matthew J. Sanderson	51,609		$3.87	2/22/2028
Matthew J. Sanderson					17,937	(3)	$50,941
Matthew J. Sanderson					40,742	(4)	$115,707
Matthew J. Sanderson					105,575	(5)	$299,833
Matthew J. Sanderson					155,368	(6)	$441,245
Timothy C Moeller	16,618		$4.19	5/4/2028
Timothy C Moeller					4,485	(3)	$12,737
Timothy C Moeller					30,557	(4)	$86,782
Timothy C Moeller					25,338	(5)	$71,960
Timothy C Moeller					103,579	(6)	$294,164
Jacek M. Mucha					2,153	(3)	$6,115
Jacek M. Mucha					31,027	(7)	$88,117
Jacek M. Mucha					23,819	(5)	$67,646
Jacek M. Mucha					58,263	(6)	$165,467
(1)	Under the terms of the TETRA equity plans, the option exercise price must be greater than or equal to 100% of the closing price of the common stock on the date of grant.
(2)

Market value of awards granted under the TETRA equity plans is determined by multiplying the number of shares of stock that have not vested by $2.84, the closing price of our common stock on December 31, 2021.

(3)

One-third of the TETRA RSUs granted on February 21, 2019 vested on February 21, 2020; one-sixth portions of the remaining unvested award vested once every six months beginning in August of 2020 until becoming fully vested on February 21, 2022.

(4)	The TETRA RSUs granted on May 2, 2019 will cliff-vest on May 2, 2022
(5)

One-third of the RSUs granted February 20, 2020 vested February 20, 2021; one-sixth portions of the remaining unvested units will vest once every six months beginning in August of 2021 until becoming fully vested on February 20, 2023.

(6)

One-third of the RSUs granted February 17, 2021 vested February 17, 2022; one-sixth portions of the remaining unvested units will vest once every six months beginning in August of 2022 until becoming fully vested on February 25, 2024.

(7)	The TETRA RSUs granted on August 5, 2019 will cliff-vest on August 5, 2022.

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COMPENSATION OF EXECUTIVE OFFICERS

Option Exercises and Stock Vested

The following table sets forth certain information regarding TETRA stock options and stock awards exercised and vested, respectively, under the TETRA equity plans, and phantom unit awards vested under the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan by each of our Named Executive Officers during the fiscal year ended December 31, 2021.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Brady M. Murphy(1)	—	$—	862,459	$1,936,489
Elijio V. Serrano(1)	—	$—	487,700	$1,138,634
Matthew J. Sanderson	—	$—	179,124	$482,268
Timothy C. Moeller(1)	—	$—	86,181	$198,964
Jacek M. Mucha(1)	—	$—	82,883	$205,837
(1)

Amounts shown in the Stock Awards columns include the number and value of CSI Compressco LP units and tandem DERs vested on an accelerated basis in January 2021 in connection with our divestiture of CSI Compressco LP.

Nonqualified Deferred Compensation

The following table discloses contributions, earnings, and balances for each of the Named Executive Officers under the TETRA Technologies, Inc. Executive Nonqualified Excess Plan, as of December 31, 2021. None of our current NEOs participates in this plan.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
	($)	($)	($)	($)	($)
Brady M. Murphy	$—	$—	$—	$—	$—
Elijio V. Serrano	—	—	—	—	—
Matthew J. Sanderson	—	—	—	—	—
Timothy C. Moeller	—	—	—	—	—
Jacek M. Mucha	—	—	—	—	—

The Executive Nonqualified Excess Plan is an unfunded deferred compensation plan pursuant to which the Named Executive Officers and non-employee directors may elect to participate. The Named Executive Officers may elect to defer up to 100% of their base salary and performance-based cash incentive compensation. Deferral elections as to annual base salary are due by mid-December, and are effective as of January 1 of the succeeding year. Deferral elections for cash incentive compensation may be made in the December enrollment period, or in a mid-year enrollment period. Deferrals are held for each participant in separate individual accounts in a rabbi trust. Deferred amounts are credited with earnings or losses depending upon the participant’s deemed investment elections from among hypothetical investment election options which are made available. All hypothetical investments are our unfunded obligations. Deferral contributions made by the participant and earnings credited to such contributions are 100% vested. A deferral period and payment date must be irrevocably specified at election for each deferral. In-service distributions may not be withdrawn until two years following the participant’s initial enrollment. Notwithstanding the participant’s deferral election, the participant will receive distribution of his deferral account upon termination of employment or service, as applicable, or upon disability or death. Hardship withdrawals are permitted for unforeseeable emergencies. In the event the Executive Nonqualified Excess Plan is terminated within twelve months of a change in control, the deferred amounts will become payable to each participant.

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COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments upon Termination or Change of Control

As of the date of this Proxy Statement, we do not have a defined severance plan for, or any agreement with, any Named Executive Officer that would require us to make any termination payments. We have previously entered into employment agreements with each of our Named Executive Officers that are substantially identical to the form of agreement executed by all of our employees. These agreements evidence the at-will nature of employment, and do not guarantee term of employment, salary, severance or change in control payments.

In addition, we have entered into COC Agreements with each of our NEOs and other members of our Senior Management. The COC Agreements have an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (or any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreements, we have an obligation to provide certain benefits to each Named Executive Officer upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of TETRA. A qualifying termination event under the COC Agreements includes termination of the Named Executive Officer's employment by us other than for Cause (as that term is defined in the COC Agreements) or termination by the Named Executive Officer for Good Reason (as that term is defined in the COC Agreements).

For purposes of the COC Agreements, the following terms generally mean:

•

“Cause” means a willful breach in any material respect, a conviction (or plea of guilty or nolo contendere) by a court for any felony, or with respect to employment, for a crime involving fraud, embezzlement, dishonesty, or moral turpitude, a failure to substantially follow the reasonable and lawful written instructions or policies of the Board or us, the willful failure to render material services to us, which results in a material neglect of duties.

•

“Good Reason” means an occurrence of any of the following without the NEO’s written consent: (i) a material diminution in authority, duties, or responsibilities; (ii) a material diminution in base salary, target annual or long-term bonus opportunity, or employee benefits; (iii) a required relocation of more than 50 miles; (iv) our failure to obtain an assumption of the COC Agreements by any successor entity; or, (iv) any other action or inaction that constitutes a material breach by us.

•

“Change of Control” will be deemed to have occurred upon any of the following events: (i) any person other than us and certain related entities acquiring beneficial ownership of  more than 50% of our outstanding shares; (ii) the consummation of a merger or other business combination or reorganization that results in our stockholders prior to any such change owning more than 50% of the voting securities of the surviving entity; (iii) the consummation of the sale or disposition by us of substantially all of our assets, unless such sale or disposition results in our stockholders prior to owning more than 50% of the voting securities of the acquiror; (iv) the approval by our stockholders of a plan of complete liquidation or dissolution; or, (v) the individuals that constitute a majority of our Board cease for any reason to constitute a majority of our Board.

Under the COC Agreements, if a qualifying termination event occurs in connection with or within two years following a change of control, we have an obligation to pay to each Named Executive Officer the following cash severance amounts: (i)(A) an amount equal to the Named Executive Officer's earned but unpaid Annual Bonus (as that term is defined in the COC Agreement) attributable to the immediately preceding calendar year and earned but unpaid Long Term Bonus (as that term is defined in the COC Agreement) attributable to the performance period ended as of the end of the immediately preceding calendar to the extent such amounts would have been paid to the Named Executive Officer had the Named Executive Officer remained employed by us, and in each case only to the extent the performance goals for each such bonus were achieved for the respective performance period, plus (B) the Named Executive Officer's prorated target Annual Bonus for the current year, plus (C) an amount equal to the Named Executive Officer's target Long Term Bonus for each outstanding award; plus (ii) the product of 2.99, in the case of Mr. Murphy, or 2, in the case of the other Named Executive Officers, times the sum of the Named Executive Officer's Base Salary and target Annual Bonus amount for the year in which the qualifying termination event occurs; plus (iii) an amount equal to the aggregate premiums and any administrative fees applicable to the Named Executive Officer due to an election of continuation of coverage that the Named Executive Officer would be required to pay if the Named Executive Officer elected to continue medical and dental benefits under our group health plan for the Named Executive Officer and the Named Executive Officer's eligible dependents without subsidy from us for a period of two years following the date of a qualifying termination of  the Named Executive Officer's employment. The Agreement also provides for full acceleration of any outstanding stock options, restricted stock units awards (RSUs), and other stock-based awards upon a qualifying termination of the Named Executive Officer's employment to the extent permitted under the applicable plan.  All payments and benefits due under the COC Agreement are conditioned upon the execution and nonrevocation by the Named Executive Officer of a release for our benefit.  All

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payments under the COC Agreement are subject to reduction as may be necessary to avoid exceeding the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended.

The COC Agreements also contain certain confidentiality provisions and related restrictions applicable to the NEOs.  In addition to restrictions upon improper disclosure and use of Confidential Information (as defined in the COC Agreement), each Named Executive Officer agrees that for a period of two years following a termination of employment for any reason, such Named Executive Officer will not solicit our employees or otherwise engage in a competitive business with us as more specifically set forth in the COC Agreement.  Such obligations are only applicable to the Named Executive Officer if he receives the severance benefits described above.

Under the TETRA Technologies, Inc. Amended and Restated 2007 Long Term Incentive Compensation Plan, Third Amended and Restated 2011 Long Term Incentive Compensation Plan, and the First Amended and Restated 2018 Equity Incentive Plan the Human Capital Management and Compensation Committee of our Board of Directors may accelerate the vesting of stock options, RSUs, and other equity-based awards held by plan participants at its sole discretion. The following table quantifies the potential payments to Named Executive Officers who were employed by us as of December 31, 2021, under the contracts, agreements or plans discussed above in various scenarios involving a change of control or termination of employment, assuming a December 31, 2021 termination date. In addition to the amounts reflected in the table, the Named Executive Officers would receive upon termination any salary earned through December 31, 2021, and any benefits they would otherwise be entitled to under our 401(k) Plan and Executive Nonqualified Excess Plan.

2022 Proxy Statement	TETRA Technologies, Inc. I 67

COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments upon Termination or Change of Control Table

Name	Cash Severance Payment		Bonus Payment		Accelerated Exercisability of Unvested Options(3)	Accelerated Vesting of Shares or Units(3)	Continuation of Health Benefits	Total
Brady M. Murphy
Death/disability	$—		$—		$—	$3,801,000	$—	$3,801,000
Retirement	—		—		—	3,801,000	—	3,801,000
Termination for cause	—		—		—	—	—	—
Termination for no cause or good reason	—		—		—	—	—	—
Termination upon a change of control	4,238,325	(1)	5,112,500	(2)	—	3,801,000	47,233	13,199,058
Elijio V. Serrano
Death/disability	$—		$—		$—	$1,102,471	$—	$1,102,471
Retirement	—		—		—	1,102,471	—	1,102,471
Termination for cause	—		—		—	—	—	—
Termination for no cause or good reason	—		—		—	—	—	—
Termination upon a change of control	1,620,000	(1)	1,905,000	(2)	—	1,102,471	28,943	4,656,414
Matthew J. Sanderson
Death/disability	$—		$—		$—	$882,157	$—	$882,157
Retirement	—		—		—	882,157	—	882,157
Termination for cause	—		—		—	—	—	—
Termination for no cause or good reason	—		—		—	—	—	—
Termination upon a change of control	1,411,000	(1)	1,153,000	(2)	—	882,157	38,276	3,484,433
Timothy C. Moeller
Death/disability	$—		$—		$—	$452,527	$—	$452,527
Retirement	—		—		—	452,527	—	452,527
Termination for cause	—		—		—	—	—	—
Termination for no cause or good reason	—		—		—	—	—	—
Termination upon a change of control	1,292,000	(1)	653,500	(2)	—	452,527	31,489	2,429,516
Jacek M. Mucha
Death/disability	$—		$—		$—	$318,123	$—	$318,123
Retirement	—		—		—	318,123	—	318,123
Termination for cause	—		—		—	—	—	—
Termination for no cause or good reason	—		—		—	—	—	—
Termination upon a change of control	—		—		—	318,123	—	318,123
(1)	Amounts shown are a multiple of base salary plus target annual cash bonus, as provided under the terms of the COC Agreements.
(2)

Includes prorated (through December 31, 2021) target annual cash incentive for the 2021 performance period and target long-term cash incentives for the three-year performance periods ended December 31, 2021, 2022 and 2023.

(3)

The TETRA equity plans allow acceleration upon death, disability or retirement at the discretion of the Human Capital Management and Compensation Committee. Under our COC Agreements, acceleration would occur upon a qualifying termination of employment within twp years following a change of control. The value of accelerated vesting of options and stock appreciation rights is calculated by subtracting the exercise price of outstanding awards from $2.76, the closing price of our common stock on December 31, 2021; however, as no unvested stock options or stock appreciation rights were in the money at that time, no values are shown. The value of accelerated vesting of RSUs is based on the closing market price of our common stock on December 31, 2021 ($2.76).

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, requires us to disclose the annual total compensation of Mr. Murphy, our CEO, and our median employee, as well as the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table). For 2021:

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COMPENSATION OF EXECUTIVE OFFICERS

•Median employee’s total compensation	$90,722
•Mr. Murphy’s total annual compensation	$4,253,926
•Ratio of CEO to median employee compensation	46.9 : 1

We used a consistently applied compensation measure to identify the median of the annual total compensation of all of our employees, and to determine the annual total compensation of our CEO. To make them comparable, salaries for newly hired employees who had worked less than a year were annualized, and the target annual bonus amount was applied to their total compensation measure. To identify the median of the annual total compensation of all employees and the median employee’s compensation, we took the following steps:

•	We determined that our employee population as of December 31, 2021 consisted of 1,136 full- and part-time employees located in 14 countries (we do not have temporary or seasonal workers).
•	We selected December 31, 2021 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic matter.
•

For our international employees paid in their local currency, we converted each such employee’s total annual compensation as of December 31, 2021 to U.S. dollars; however, we did not make any cost of living adjustment with respect to any of our U.S. or international employees.

The CEO pay ratio reported above is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure. Due to estimates, assumptions, and adjustments, as well as significantly varying workforce structures, CEO pay ratios reported by other companies are not likely to be comparable to our CEO pay ratio.

2022 Proxy Statement	TETRA Technologies, Inc. I 69

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION RISK

The Human Capital Management and Compensation Committee (the “HCMCC”) of our Board of Directors reviews and evaluates potential risks related to the design of our compensation programs. In its evaluation of our annual and long-term incentive compensation plans that were in effect during 2021, as well as the incentive compensation arrangements proposed for 2022 as described above, the HCMCC determined that such plans are designed with the appropriate balance of risk and reward relative to our overall business strategy. In addition, the stock ownership guidelines for our executive officers encourage them to focus on the creation of long-term value for stockholders rather than short-term results.

Specifically, under our CICP, the amount of each participant’s prospective payment, for both annual and long-term awards, is established as a percentage of annual base salary, and is contingent on performance, including the attainment of targeted levels of performance that include both financial and nonfinancial measures. With respect to long-term CICP, attainment of targeted levels of performance is measured over two or more years. Notwithstanding the attainment of any established performance measures, the amount of the annual or long-term cash incentive payment received by any participant is subject to the ultimate discretion of the HCMCC. Further, annual and long-term cash awards are paid only after the HCMCC has reviewed our audited financial statements for the applicable performance period.

Long-term equity incentive awards typically consist of RSUs that generally vest ratably over a three-year period. The recipients of such awards can realize an increase in the value of their long-term equity awards only to the extent that our investors benefit from an increase in the market price for our common stock.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The key terms of our independent director compensation include the following:

Board Annual Retainer paid to all non-employee directors except Chairman of the Board (paid in cash)	● $70,000; paid in monthly installments
Non-Executive Chairman Annual Retainer (paid in cash)	● $132,000; paid in monthly installments
Committee Chair Annual Retainers (paid in cash)

●  Audit Committee - $15,000; paid in quarterly installments

●  Human Capital Management and Compensation Committee - $15,000; paid in quarterly installments

●  Nominating, Governance and Sustainability Committee - $10,000; paid in quarterly installments

Annual Equity Award

●  Annual award value of $100,000 granted in RSUs using the 20-day average closing stock price through the date prior to the grant date, with 100% of the award vesting on the one-year anniversary of the grant date, generally subject to continued service through such vesting date.

●  Annual awards granted on the date of TETRA’s Annual Stockholder Meeting

Other

●  All non-employee directors, including Mr. Sullivan, are reimbursed for out-of-pocket expenses incurred in attending meetings of the board or its committees and related activities, including director education courses and materials.

●  Directors who are also our officers or employees do not receive any compensation for duties performed as directors

Effective April 1, 2020, the Board of Directors voluntarily agreed to a 20% reduction in the annual retainers and meeting fees paid in cash described above to align with our employee wage and salary reductions. Effective August 1, 2021, the Board of Directors reinstated the cash retainers paid to the non-employee directors of the Company.

Effective July 1, 2021, the Board of Directors amended its non-employee director compensation guidelines to increase the annual cash retainer from $50,000 to $70,000 (unreduced) and eliminate all meeting fees.

On May 26, 2021, each non-employee director as of that date, including Mr. Sullivan, received an award of 31,216 RSUs with an aggregate grant date fair market value of $112,065.44. One hundred percent of the RSUs so awarded will vest on the one-year anniversary of the grant date (May 26, 2022).  It is anticipated that future compensation arrangements approved by the board will include awards of grants of approximately $100,000 in value of RSUs to each non-employee director on an annual basis, to be awarded in conjunction with our Annual Meeting of Stockholders held in May of each year.

On March 31, 2021, in connection with his appointment as a member of our Board of Directors, Mr. Williams received an award of 5,115 immediately vested RSUs with a grant date fair market value of $12,276, representing the prorated portion of the annual equity award to non-employee directors for the term of his service between his date of appointment and May 26, 2021, the date of the Company’s 2021 annual meeting of stockholders. Mr. Williams’ prorated award fully vested on the date of grant.

Under the Executive Nonqualified Excess Plan, each director may elect to defer the receipt of up to 100% of the cash compensation paid to such director by making an irrevocable deferral election. Deferred amounts are credited with earnings or losses depending on the participant’s deemed investment elections from among hypothetical investment election options which are made available. All hypothetical investments are our unfunded obligations. Deferral contributions made by the participant and earnings credited to such contributions are 100% vested.

The following table discloses the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of our Non-employee Directors during the fiscal year ended December 31, 2021.

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DIRECTOR COMPENSATION

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
	($)	($)	($)	($)
Mark E. Baldwin	$82,183	$112,065	$—	$194,248
Thomas R. Bates, Jr.	80,983	112,065	—	193,048
Paul D. Coombs (2)(3)	32,929	—	—	32,929
John F. Glick	79,133	112,065	—	191,198
Gina Luna	71,833	112,065	—	183,898
William D. Sullivan	116,600	112,065	—	228,665
Shawn D. Williams	48,633	124,341	—	172,974
Joseph C. Winkler, III(3)	32,929	—	—	32,929
(1)

On May 26, 2021, each non-employee director as of that date was awarded 31,216 RSUs with a FASB ASC Topic 718 value of $3.59 per share. One hundred percent of such RSUs will vest on the one-year anniversary of the grant date. On March 31, 2021, in connection with Mr. Williams’ appointment to the board, he received an award of 5,115 RSUs with a FASB ASC Topic 718 value of $2.40 per share. The award was fully vested on the date of grant. Each non-employee director other than Messrs. Coombs and Winkler held 31,216 unvested RSUs as of December 31, 2021. None of Messrs. Coombs or Winkler held unvested TETRA equity awards as of December 31, 2021.

(2)

Our health insurance plan permits directors who were former employees of TETRA to participate in our health plan.  Mr. Coombs participated in, and paid his portion of the contribution to, our health plan.  Because TETRA has a self-insured medical plan, our cost of coverage is the amount of any actual medical claims we paid on behalf of Mr. Coombs and his covered dependents.  Mr. Coomb’s participation in our health insurance plan terminated upon his retirement from the board in May 2021.

(3)

Fees earned or paid in cash for Messrs. Coombs and Winkler represent compensation earned for service as a director from January 1, 2021 through May 26, 2021, respectively, at which time each of them retired from service as a director.  Neither Mr. Coombs nor Mr. Winkler received an equity award during 2021.

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BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 31, 2021, with respect to each person that beneficially owns five percent (5%) or more of our common stock, and as of March 28, 2022 with respect to (i) our directors; (ii) our Named Executive Officers; and (iii) our directors and executive officers as a group.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
5% Stockholders:
BlackRock Inc.	9,698,246	(1)	7.60%
Jack Yetiv	8,120,000	(2)	6.40%
Fuller & Thaler Asset Management, Inc.	7,567,217	(3)	5.96%
Directors, Director Nominees and NEOs:
Mark E. Baldwin	244,806	(4)	*
Thomas R. Bates, Jr.	439,260	(4)	*
John F. Glick	396,838	(4)	*
Gina A. Luna	224,034	(4)	*
Sharon B. McGee	9,946	(5)	*
Brady M. Murphy	1,546,122	(6)	1.21%
William D. Sullivan	233,369	(4)	*
Shawn D. Williams	36,331	(4)	*
Timothy C. Moeller	155,707	(7)	*
Jacek M. Mucha	70,540		*
Matthew J. Sanderson	540,087	(8)	*
Elijio V. Serrano	1,424,741	(9)	1.12%
All Executive Officers, Directors and Director Nominees as a group (14 persons)	5,648,574	(10)	4.43%

*	Less than 1%
(1)

Pursuant to Schedule 13G dated February 4, 2022, BlackRock, Inc., 55 East 52nd Street, New York, New York, 10055, has sole dispositive power with respect to 9,698,246 shares of our common stock, and sole voting power with respect to 9,623,734 shares of our common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of our common stock and no one person’s interest in our common stock is more than 5% of the total outstanding shares.

(2)

Pursuant to a Schedule 13G/A dated February 23, 2022, Jack Yetiv, 10120 Westview Dr., Suite 2001, Houston, Texas 77043, has sole dispositive power with respect to 8,120,000 shares of our common stock and sole voting power with respect to 8,120,000 shares of our common stock.

(3)

Pursuant to Schedule 13G/A dated February 7, 2022, Fuller & Thaler Asset Management, Inc.,411 Borel Avenue, Suite 300, San Mateo, California 94402, has sole dispositive power with respect to 7,567,217 shares of our common stock and sole voting power with respect to 7,436,184 shares of our common stock.  Fuller & Thaler Asset Management, Inc. is deemed to be the beneficial owner of the number of common shares reported pursuant to separate arrangements whereby it acts as investment advisor to certain persons.  Each person for whom Fuller & Thaler Asset Management, Inc. acts as investment advisor has the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of our common stock.

(4)	Includes 31,216 RSUs vesting within 60 days of the record date.
(5)	The 9,946 RSUs will vest within 60 days of the record date.
(6)	Includes 407,415 RSUs vesting within 60 days of the record date.
(7)	Includes 30,557 RSUs vesting within 60 days of the record date, and 16,618 shares subject to options exercisable within 60 days of the record date.
(8)	Includes 40,742 RSUs vesting within 60 days of the record date, and 120,822 shares subject to options exercisable within 60 days of the record date.
(9)	Includes 539,753 shares subject to options exercisable within 60 days of the record date.
(10)

Includes 714,230 shares subject to options directly held and 5,732 shares subject to options indirectly held by a spouse exercisable within 60 days of the record date, and 686,067 RSUs vesting within 60 days of the record date.

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BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

Proposals of Stockholders

Stockholder proposals intended to be considered for inclusion in our proxy materials relating to our 2023 Annual Meeting of Stockholders must be received at our principal executive offices no later than December 12, 2022. To be considered for inclusion in our Proxy Statement, such proposal must also comply with the other requirements of Rule 14a-8 of the Exchange Act as well as the procedures set forth in our Bylaws, which are separate and distinct from, and in addition to, SEC requirements.

For proposals not intended to be submitted in next year’s Proxy Statement, but sought to be presented at our 2022 Annual Meeting of Stockholders, our Bylaws provide that stockholder proposals, including director nominations, must be received at our principal executive offices no later than eighty (80) days prior to the date of our annual meeting, provided, that if the date of the annual meeting was not publicly announced more than ninety (90) days prior to the date of the annual meeting, the notice by the stockholder will be timely if delivered to our principal executive offices no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was communicated to the stockholders. Proxies to be solicited by the board for the 2022 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 5, 2022. A copy of our Bylaws may be obtained upon written request to our Corporate Secretary at our principal executive offices, 24955 Interstate 45 North, The Woodlands, Texas 77380.

Additional Financial Information

Stockholders may obtain additional financial information about us for the year ended December 31, 2021 from our Annual Report on Form 10-K filed with the SEC. A copy of the Annual Report on Form 10-K may be obtained without charge either by sending a request in writing to TETRA Technologies, Inc., Attn: Investor Relations, 24955 Interstate 45 North, The Woodlands, Texas 77380, or by calling (281) 367-1983.

Other Matters

The Board of Directors has no knowledge at this time of any matters to be brought before the annual meeting other than those referred to in this document. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

A certified copy of the list of stockholders as of the record date of March 28, 2022 will be available for stockholder inspection at our office ten days prior to the meeting date of May 24, 2022.

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of TETRA Technologies, Inc., to be voted at our Annual Meeting of Stockholders to be held on Tuesday, May 24, 2022 at 11:00 a.m. local time, and at any adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

The complete mailing address of our principal executive offices is 24955 Interstate 45 North, The Woodlands, Texas 77380, and our telephone number is (281) 367-1983.

Attendance at the Annual Meeting is limited to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and our guests.

We intend to hold our annual meeting in person.  However, due to the uncertainties surrounding the impact of the coronavirus (COVID-19), it may not be possible or advisable to hold our annual meeting in person and we are planning for the possibility that the annual meeting may be delayed or held by means of remote communication.  If we decide to take either such step, we will announce the decision to do so in advance of the annual meeting. If we elect to hold our annual meeting by remote communication, details on how to participate will be issued by press release, filed with the SEC, and posted on our website at http://ir.tetratec.com/events-and-webcasts and filed with the U.S. Securities and Exchange Commission as additional proxy material.

Internet and Electronic Availability of Proxy Materials

As permitted by the rules adopted by the SEC, we are making this proxy statement and related proxy materials available on the internet under the “notice and access” delivery model. The “notice and access” model removes the requirement for public companies to send stockholders a printed set of proxy materials and allows companies instead to deliver to their stockholders a “Notice of Internet Availability of Proxy Materials” and to provide access to the documents over the internet. Our Notice of Internet Availability of Proxy Materials (“Notice”) was first mailed to stockholders of record and beneficial owners on or about April 11, 2022. The Notice is not a form for voting, and presents only an overview of the more complex proxy materials. Stockholders are encouraged to access and review the proxy materials before voting.

This proxy statement, the form of proxy, and voting instructions are being made available to stockholders on or about April 11, 2022 at www.envisionreports.com/TTI for registered holders and at www.proxyvote.com  for beneficial holders. You may also request a printed copy of this proxy statement and the form of proxy by telephone, over the internet or by email by following the instructions printed on your Notice.

Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2021 is being made available at the same time and by the same methods. The Annual Report to Stockholders is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Receiving future proxy materials by email will save the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect unless the stockholder terminates it.

General Voting Instructions

Below are instructions on how to vote as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record and the Notice was sent directly to you by us.

If you are a stockholder of record, you may vote in person at the Annual Meeting. Your Notice will be your evidence of ownership and serve as your authorization to vote in person; we will provide a ballot for you when you arrive at the meeting. If you requested printed copies of the proxy materials, check the appropriate box on the proxy card and bring evidence of your share ownership to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by internet by following the instructions in the Notice or, if you requested printed copies of the proxy materials, you can vote by internet, by telephone, or by delivering your proxy through the mail.

Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If you are a beneficial owner, in order to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares and bring evidence of your stock ownership from the organization with you to the meeting.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may direct the vote of your shares by following the instructions on the Notice delivered to you by the organization holding your account. Many brokerage firms, banks, broker-dealers, or other similar organizations participate in the Broadridge Financial Solutions, Inc., Online and Telephone Program. This program provides eligible stockholders the opportunity to vote via the internet or by telephone. Voting forms will provide instructions for beneficial owners if the organization holding their account participates in the program or other similar programs.

401(k) Plan Participants. If you participate in our 401(k) Retirement Plan (the “401(k) Plan”) and have contributions allocated to the TETRA stock fund, you are entitled to direct the 401(k) Plan trustee to vote the shares of our common stock credited to your account as of the close of business on the record date. You may deliver your voting instructions to the 401(k) Plan trustee by internet or telephone by following the instructions on your proxy card, or by indicating your voting instructions on your proxy card and returning it by mail. All proxy cards that are properly completed, signed, and returned by mail or submitted via the internet or by telephone prior to May 23, 2022 will be voted. If you return your proxy card with no voting instructions marked, or if you do not return a proxy card or submit voting instructions via the internet or by telephone, your shares will be voted by the trustee as directed by our 401(k) Plan Administrator.

How to Revoke Your Proxy. All valid proxies received prior to the Annual Meeting will be voted in accordance with the instructions so indicated. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. A proxy may be revoked by a stockholder of record at any time before it is exercised by submitting a written revocation or a later-dated proxy to our Corporate Secretary at the mailing address provided above, by voting again via the internet or telephone, or by attending the Annual Meeting in person and so notifying the Inspector of Elections. If you are a beneficial owner and wish to change your vote, you must contact the organization that holds your shares prior to the Annual Meeting to assist you with this process. If you are a 401(k) Plan participant, you may revoke your voting instructions by submitting a new proxy containing your voting instructions via the internet, by telephone, or by delivering a later dated proxy card by mail prior to May 23, 2022.

Voting Rules

Stockholders Entitled to Vote - the Record Date. We fixed the close of business on March 28, 2022 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the record date, we had issued and outstanding 127,646,966 shares of common stock and no shares of preferred stock.

Quorum Required. A quorum must be present at the Annual Meeting for us to conduct business at the Annual Meeting. To establish a quorum, we need the presence, either in person or by proxy, of holders of a majority of the shares of our common stock issued, outstanding and entitled to vote. We will count abstentions and broker

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nonvotes to determine whether a quorum is present. Broker nonvotes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and the nominee has not received voting instructions from the beneficial owner.

Number of Votes. You are entitled to one vote per share of our common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

Voting on Proposal No. 1 - Election of Directors.  When voting on this proposal, you have two options:

•	vote FOR a nominee; or
•	WITHHOLD authority to vote for a nominee.

If a quorum is present at the Annual Meeting, the seven persons receiving the greatest number of votes will be elected to serve as directors. Therefore, any shares that are not voted and votes that are withheld will not influence the outcome of the election of directors. Brokers who have not received voting instructions from the beneficial owner do not have the discretionary authority to vote on the election of directors. Therefore, broker nonvotes will not be considered in the vote totals and will have no effect on the vote regarding the election of directors. However, as described in greater detail in the “Corporate Governance” section of this proxy, our Board of Directors has adopted a majority vote policy that applies to the election of directors. Under this policy, in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of “withheld” votes from his or her election than votes “for” his or her election is required, unless such nominee has previously submitted an irrevocable resignation in accordance with the policy, to tender his or her resignation to the Chairman of the Board. Consequently, the number of “withheld” votes with respect to a nominee will affect whether or not our majority vote policy will apply to that individual. You may not cumulate your votes for any one of the nominees.

Voting on Other Proposals. When voting on Proposal Nos. 2, 3, and 4 you have three options:

•	vote FOR a given proposal;
•	vote AGAINST a given proposal; or
•	ABSTAIN from voting on a given proposal.

Proposal No. 2 - Ratification of the appointment of independent auditors requires the affirmative vote of a majority of the shares having voting power on such matter that are present or represented at the Annual Meeting.  Brokers who have not received voting instructions from the beneficial owner have the discretionary authority to vote on this matter. Therefore, broker nonvotes will be included in the vote totals and have the same effect as a vote against this proposal.  For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

Proposal No. 3 - Advisory vote to approve the compensation of executive officers is advisory in nature and will not be binding on or overrule any decisions by our Board of Directors or the Human Capital Management and Compensation Committee (“HCMCC”) of our Board of Directors. However, the Board of Directors and the HCMCC value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our executive officers, we will consider our stockholders’ concerns, and our Board of Directors will evaluate whether any actions are necessary to address those concerns. Brokers do not have discretionary authority to vote on the advisory vote to approve executive compensation. Consequently, broker nonvotes will not be considered in the vote totals for this proposal and will have no effect on the vote.  For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

Proposal No. 4 – The stockholder proposal is precatory and, accordingly, is not binding on the Board of Directors or the Company and requires the affirmative vote of a majority of the shares having voting power on such matter that are present or represented at the Annual Meeting. Brokers do not have discretionary authority to vote on this proposal. Consequently, broker nonvotes will not be considered in the vote totals for this proposal and will have no effect on the vote.  For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. Our Board of Directors is not currently aware of any such other matters.

Voting of Proxies with Unmarked Votes. All proxies that are properly completed, signed, and returned or submitted via the internet or by telephone prior to the Annual Meeting will be voted. If you return or submit your proxy with no votes marked, your shares will be voted as follows:

•	FOR the election of each of the nominees for director;
•	FOR the appointment of Grant Thornton LLP as our independent registered public accounting firm;
•	FOR the advisory vote to approve of executive compensation; and
•	ABSTAIN on the stockholder proposal.

It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In such a case, the nonvoted shares will be considered in the manner described above.

Who Counts the Votes. Votes will be counted by Computershare Trust Company, N.A.

Information About the Solicitation of Proxies.

Our Board of Directors is soliciting the proxy accompanying this statement in connection with the Annual Meeting. In addition to the solicitation of proxies by use of this proxy statement, our directors, officers, and employees may, without extra compensation, solicit the return of proxies by mail, personal interview, telephone, or email.  We have also retained Alliance Advisors, LLC to assist in the solicitation of proxies for a fee of approximately $10,000 plus customary costs and other expenses.  Brokerage houses and other custodians, nominees, and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

We will pay all costs of preparing, printing, assembling, and delivering the Notice of the Annual Meeting, the Notice, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

Householding of Annual Meeting Materials

SEC rules regarding the delivery of the notice of internet availability, proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these reports to any address at which two or more stockholders reside. This method of delivery, often referred to as “householding,” will reduce the amount of duplicative information that security holders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card.

We have delivered only one notice of internet availability of the proxy materials or one paper copy proxy statement and annual report, as applicable, to eligible stockholders who share an address, unless we received contrary instructions from any such stockholder prior to the mailing date. If a stockholder prefers to receive separate copies of our notice of internet availability of proxy materials or our proxy statement or annual report, either now or in the future, we will promptly deliver, upon written or oral request, a separate copy of the notice of internet availability of proxy materials or our proxy statement or annual report, as requested, to that stockholder at the shared address to which a single copy was delivered. Such requests should be communicated to our transfer agent, Computershare Investor Services, either by sending a request in writing to 462 South 4th Street, Suite 1600, Louisville, KY 40202, or by calling 1-866-641-4276.

78 I TETRA Technologies, Inc.	2022 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

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By order of the Board of Directors,

Kimberly M. O'Brien
Corporate Secretary
April 11, 2022
The Woodlands, Texas

2022 Proxy Statement	TETRA Technologies, Inc. I 79

Appendix A – Information Regarding Non-GAAP Financial Measures

APPENDIX A – INFORMATION REGARDING

NON-GAAP FINANCIAL MEASURES

Statement Regarding Use of Non-GAAP Financial Measures

In addition to financial results determined in accordance with U.S. GAAP, this proxy may include the following non-GAAP financial measures for the Company: consolidated and segment adjusted EBITDA, adjusted free cash flow from continuing operations, net debt, liquidity, return on capital employed and cash from operations per share. The following schedules provide reconciliations of the non-GAAP financial measures included in this proxy to their most directly comparable U.S. GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with U.S. GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

 Adjusted EBITDA for external reporting purposes is defined as earnings before interest, taxes, depreciation, amortization, impairments, and certain non-cash charges, non-recurring adjustments and discontinued operations. Adjusted EBITDA for compensation purposes also excludes adjusted realized and unrealized income or loss from investments and certain board and executive compensation, which are considered outside of management’s control. Adjusted EBITDA is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures. Management believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted free cash flow from continuing operations is defined as cash from operations less discontinued operations EBITDA and discontinued operations capital expenditures, less capital expenditures net of sales proceeds and cost of equipment sold and including cash distributions to TETRA from CSI Compressco and cash from other investments. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group.

Adjusted free cash flow from continuing operations do not necessarily imply residual cash flow available for discretionary expenditures, as they exclude cash requirements for debt service or other non-discretionary expenditures that are not deducted.

Net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the balance sheet. Management views net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Liquidity is defined as availability under our asset-based credit agreement (“ABL Credit Agreement”), cash and cash equivalents and specific cash payment timing adjustments. Management views liquidity as a measure of TETRA’s ability to fund operating activities and service debt.

Return on capital employed is defined as Adjusted EBIT divided by average net capital employed, where Adjusted EBIT is defined as earnings before interest, taxes, and certain non-cash charges, non-recurring adjustments and discontinued operations; net capital employed is defined as assets, excluding assets associated with discontinued operations, plus impaired assets, receivables from CSI Compressco, less investment in CSI Compressco, less cash and current liabilities, excluding current liabilities associated with discontinued operations; and average net capital employed is calculated as the average of net capital employed for the respective periods. Return on capital employed is used by management as a supplemental financial measure to assess the financial performance of the Company relative to assets, without regard to financing methods or capital structure.

Cash from operations per share is defined as Adjusted EBITDA for compensation purposes, less interest expense and cash taxes, plus cash distributions to TETRA from CSI Compressco and cash from other investments; divided by weighted average common shares outstanding.

2022 Proxy Statement	TETRA Technologies, Inc. I 80

APPENDIX A – INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

The following reconciliation of Adjusted EBITDA is presented as a supplement to financial results prepared in accordance with GAAP.

	Year Ended December 31, 2021
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Other and Eliminations	Total
	(In Thousands)
Net income (loss) before taxes and discontinued operations	$54,981	$(11,116)	$(39,990)	$(18,596)	$(14,721)
Adjustment to long-term incentives	-	-	4,675	-	4,675
Transaction and other expenses	322	878	2,419	-	3,619
Restructuring	1,209	840	-	-	2,049
Stock warrant fair value adjustment	-	-	-	(198)	(198)
Former CEO stock appreciation right expense	-	-	865	-	865
Impairments and other charges	-	-	-	132	132
Allowance for bad debt	-	(230)	-	-	(230)
Adjusted income (loss) before taxes and discontinued operations	$56,512	$(9,628)	$(32,031)	$(18,662)	$(3,809)
Adjusted interest expense, net	(595)	(512)	-	17,483	16,376
Adjusted depreciation and amortization	6,885	25,045	-	889	32,819
Equity compensation expense	-	-	4,664	-	4,664
Adjusted EBITDA for external reporting purposes	$62,802	$14,905	$(27,367)	$(290)	$50,050
Adjusted realized and unrealized (income) loss from investments	(12,772)	-	419	-	(12,353)
Board and executive compensation adjustments	-	-	309	-	309
Adjusted EBITDA for compensation purposes	$50,030	$14,905	$(26,639)	$(290)	$38,006

2022 Proxy Statement	TETRA Technologies, Inc. I 81

APPENDIX A – INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

	Three Months Ended December 31, 2020
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Other and Eliminations	Total
	(In Thousands)
Net income (loss) before taxes and discontinued operations	$10,979	$(3,442)	$(7,550)	$(7,203)	$(7,216)
Severance	143	184	5	-	332
Transaction and other expenses	-	-	826	-	826
Restructuring abd severance expenses	397	587	-	-	984
Stock warrant fair value adjustment	-	-	-	76	76
Impairments and other charges	-	-	-	-	-
Allowance for bad debt	1,119	104	-	-	1,223
Adjusted income (loss) before taxes and discontinued operations	$12,638	$(2,567)	$(6,719)	$(7,127)	$(3,775)
Adjusted interest (income) expense, net	(265)	(1,506)	-	5,817	4,046
Adjusted depreciation and amortization	1,810	7,757	-	172	9,739
Equity compensation expense	-	-	991	-	991
Adjusted EBITDA for external reporting purposes	$14,183	$3,684	$(5,728)	$(1,138)	$11,001
Board and executive compensation adjustments	-	-	140	-	140
Adjusted EBITDA for compensation purposes	$14,183	$3,684	$(5,588)	$(1,138)	$11,141

Net Debt

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	December 31, 2021	December 31, 2020
	(In Thousands)
Non-restricted cash	$31,551	$67,252
Asset-based credit agreement	67	-
Term credit agreement	151,869	199,894
Net debt	$120,385	$132,642

Adjusted Free Cash Flow From Continuing Operations

The following reconciliation of adjusted free cash flow from continuing operations is presented as a supplement to financial results prepared in accordance with GAAP.

Year Ended December 31, 2021
(In Thousands)
Cash from operating activities	$4,657
Discontinued operations operating activities (adjusted EBITDA)	(416)
Cash from continued operating activities	5,073
Less: continuing operations capital expenditures, net of proceeds from asset sales	(15,866)
Distributions from CSI Compressco LP(1)	156
Cash received from sale of investments	17,627
Cash (distributed to partners) received from other investments	2,354
Adjusted free cash flow from continuing operations	$9,344

82 I TETRA Technologies, Inc.	2022 Proxy Statement

APPENDIX A – INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

(1) Following the GP Sale on January 29, 2021, TETRA retained an interest in CSI Compressco representing approximately 3.8% of the outstanding common units as of December 31, 2021.

Liquidity

The following reconciliation of liquidity is presented as a supplement to financial results prepared in accordance with GAAP.

	December 31, 2021	December 31, 2020
	(In Thousands)
Availability under ABL credit agreement	$36,103	$24,558
Cash and restricted cash	31,551	67,317
Payroll timing adjustment	-	1,825
Liquidity	$67,654	$93,700

Return on Capital Employed

The following reconciliation of return on capital employed is presented as a supplement to financial results prepared in accordance with GAAP.

		Year Ended December 31, 2019
		(In Thousands)
Net income (loss) before taxes and discontinued operations		$(128,109)
Severance		1,511
Transaction and other expenses		(320)
Restructuring and severance expenses		836
Stock warrant fair value adjustment		(1,624)
Impairments and other charges		116,390
Former CEO stock appreciation right expense		504
Allowance for bed debt		76
Adjusted income (loss) before taxes and discontinued operations		$(10,736)
Adjusted interest expense, net		21,256
Adjusted EBIT		$10,520
	December 31, 2018	December 31, 2019
	(In Thousands, Except Percentages)
Assets(1)	$490,354	$505,319
Cash	24,180	15,334
Current liabilities(2)	109,154	86,261
Net capital employed	$357,020	$403,724
Average net capital employed		$380,372
Adjusted EBIT as % of average net capital employed		2.8%

1) Assets as of December 31, 2019 consist of $1,271.9 million consolidated assets, plus $117.2 million impaired assets, less $822.7 million of current and long-term assets associated with discontinued operations and $61.2 million of adjustments related to the investment in CSI Compressco. Assets as of December 31, 2018 consist of $1,385.5 million consolidated assets, less $826.7 million of current and long-term assets associated with discontinued operations and $68.4 million of adjustments related to the investment in CSI Compressco.

(2) Current liabilities as of December 31, 2019 consist of $188.7 million of consolidated current liabilities less $102.5 million of current liabilities associated with discontinued operations. Current liabilities as of December 31, 2018 consist of $200.4 million of consolidated current liabilities less $90.8 million of current liabilities associated with discontinued operations

2022 Proxy Statement	TETRA Technologies, Inc. I 83

TETRA Technologies, Inc. GLOBAL HEADQUARTERS 24955 Interstate 45 North The Woodlands, TX 77380 +1281.367.1983 www.tetratec.com

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Stockholder  Meeting  Notice    TETRA  Technologies,  Inc.’s  Annual  Meeting  of  Stockholders  will  be  held  on  Tuesday,  May  24,  2022,  at  the  TETRA  Technologies  Corporate  Headquarters  Building,  24955  Interstate  45  North,  The  Woodlands,  Texas,  at  11:00  a.m.  Local  Time.    Proposals  to  be  voted  on  at  the  meeting  are  listed  below  along  with  the  Board  of  Directors’  recommendations.    The  Board  of  Directors  recommends  a  vote  FOR  all  the  nominees  listed  in  Proposal  1,  FOR  Proposals  2  and  3,  and  makes  no  recommendation  on  Proposal  4.    1.  To  elect  seven  directors  to  serve  one-year  terms  ending  at  the  2023  Annual  Meeting  of  Stockholders,  or  until  their  successors  have  been  duly  elected  or  appointed.  Nominees:  01)  Mark  E.  Baldwin  02)  Thomas  R.  Bates,  Jr.  03)  John  F.  Glick  04)  Gina  A.  Luna  05)  Brady  M.  Murphy  06)  Sharon  B.  McGee  07)  Shawn  D.  Williams  2.  To  ratify  and  approve  the  appointment  of  Grant  Thornton  LLP  as  TETRA’s  independent  registered  public  accounting  firm  for  the  fiscal  year  ending  December  31,  2022.  3.  To  approve,  on  an  advisory  basis,  the  compensation  of  the  named  executive  officers  of  TETRA  Technologies,  Inc  4.  To  vote  on  a  stockholder  proposal  entitled,  “Proposal  4  –  Simple  Majority  Vote,”  if  properly  presented  at  the  meeting.  PLEASE  NOTE  –  YOU  CANNOT  VOTE  BY  RETURNING  THIS  NOTICE.  To  vote  your  shares  you  must  vote  online  or  request  a  paper  copy  of  the  proxy  materials  to  receive  a  proxy  card.  If  you  wish  to  attend  and  vote  at  the  meeting,  please  bring  this  notice  with  you.  You  may  obtain  directions  to  the  location  of  the  2022  annual  meeting  by  contacting  our  Investor  Relations  Department  at  281-367-1983  or  at  the  Investor  Relations  area  of  our  website  at  www.tetratec.com.     Here’s  how  to  order  a  copy  of  the  proxy  materials  and  select  delivery  preferences:  Current  and  future  delivery  requests  can  be  submitted  using  the  options  below.  If  you  request  an  email  copy,  you  will  receive  an  email  with  a  link  to  the  current  meeting  materials.  PLEASE  NOTE:  You  must  use  the  number  in  the  shaded  bar  on  the  reverse  side  when  requesting  a  copy  of  the  proxy  materials.    —  Internet  –  Go  to  www.envisionreports.com/TTI.  Click  Cast  Your  Vote  or  Request  Materials.  —  Phone  –  Call  us  free  of  charge  at  1-866-641-4276.  —  Email  –  Send  an  email  to  investorvote@computershare.com  with  “Proxy  Materials  TETRA  Technologies,  Inc.”  in  the  subject  line.  Include  your  full  name  and  address,  plus  the  number  located  in  the  shaded  bar  on  the  reverse  side,  and  state  that  you  want  a  paper  copy  of  the  meeting  materials.  To  facilitate  timely  delivery,  all  requests  for  a  paper  copy  of  proxy  materials  must  be  received  by  May  12,  2022.